Exhibit 10.23

CORPORATE CENTER I

OFFICE LEASE

by and between

TEACHERS CONCOURSE, LLC,

a Delaware limited liability company

(“Landlord”)

and

SECUREWORKS, INC.,

a Georgia corporation

(“Tenant”)

Dated as of

April 20, 2012

(“Date of this Lease”)

TABLE OF CONTENTS

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		5
1.	TERM	5
2.	BASE RENT AND SECURITY DEPOSIT	6
3.	ADDITIONAL RENT	7
4.	IMPROVEMENTS AND ALTERATIONS	12
5.	REPAIRS	15
6.	USE OF PREMISES	15
7.	UTILITIES AND SERVICES	18
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	21
9.	FIRE OR CASUALTY	24
10.	EMINENT DOMAIN	25
11.	ASSIGNMENT AND SUBLETTING	25
12.	DEFAULT OF TENANT	29
13.	ACCESS; CONSTRUCTION	32
14.	BANKRUPTCY	33
15.	SUBSTITUTION OF PREMISES	34
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	34
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	35
18.	PARKING; COMMON AREAS	37
19.	MISCELLANEOUS	39
20.	NONRECOURSE LIABILITY; WAIVER OF CONSEQUENTIAL AND SPECIAL DAMAGES	46

LIST OF EXHIBITS

Exhibit A-l	Floor Plans
Exhibit A-2	Legal Description of the Project
Exhibit B	Work Letter
Exhibit B-l	Tenant Space Plans
Exhibit B-2	Landlord’s Suite 186 Work
Exhibit C	Building Rules and Regulations
Exhibit D	Form Tenant Estoppel Certificate
Exhibit E	Tenant’s Commencement Letter
Exhibit F	Special Stipulations
Exhibit G	Guaranty
Exhibit H	Model SNDA

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between TEACHERS CONCOURSE, LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-l. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).

BASIC LEASE PROVISIONS

1.	Tenant:	SecureWorks, Inc., a Georgia corporation (“Tenant”)

2.	Building:	Building: Corporate Center I Address: One Concourse Parkway, Atlanta, Georgia 30328 Fulton County, Georgia

3.	Description of Premises:	Phase I Premises: Suite 186 and the Shaft Space (being thirty (30) square feet of Rentable Area located on the second (2nd) floor of the Building); and

Phase II Premises: Suite 300

(the Phase I Premises and Phase II Premises are sometimes collectively referred to in this Lease as the Premises)

	Rentable Area of Premises:	Phase I Premises: 1,690 square feet Phase II Premises: 38,311 square feet Total*: 40,001 square feet

	Building Size:	* Subject to Paragraph 2 of Exhibit F hereto 287,929 square feet (subject to Paragraph 18)

	Project Size:	287,929 square feet (subject to Paragraph 18)

4.	Tenant’s Proportionate Share:	For period from Phase I Commencement Date through day immediately preceding Phase II Commencement Date, 0.587%; and

For period from and after Phase II Commencement Date, subject to Paragraph 2 of Exhibit F hereto, 13.89% (See Paragraph 3)

5.	Base Rent:	(See Paragraph 2)

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	Phase I Commencement Date to day immediately preceding Phase II Commencement Date, inclusive*:
	Monthly Installment:	$2,816.67 ($20.00/square foot of Rentable Area/annum)
	Each Lease Year	$33,800.04

	Months 1 to 12, inclusive+*:
	Monthly Installment:	$66,668.33 ($20.00/square foot of Rentable Area/annum)
	Each Lease Year:	$800,019.96

	Months 13 to 24, inclusive+:
	Monthly Installment:	$68,335.04 ($20.50/square foot of Rentable Area/annum)
	Each Lease Year:	$820,020.48

	Months 25 to 36, inclusive+:
	Monthly Installment:	$70,035.08 ($21.01/square foot of Rentable Area/annum)
	Each Lease Year:	$840,420.96

	Months 37 to 48, inclusive+:
	Monthly Installment:	$71,801.80 ($21.54/square foot of Rentable Area/annum)
	Each Lease Year:	$861,621.60

	Months 49 to 60, inclusive+:
	Monthly Installment:	$73,601.84 ($22.08/square foot of Rentable Area/annum)
	Each Lease Year:	$883,222.08

	Months 61 to 72, inclusive+:
	Monthly Installment:	$75,435.22 ($22.63/square foot of Rentable Area/annum)
	Each Lease Year :	$905,222.64

	Months 73 to 84. inclusive+:
	Monthly Installment:	$77,335.27 ($23.20/square foot of Rentable Area/annum)
	Each Lease Year:	$928,023.24

	+Calculated from the Phase II Commencement Date, provided that if the Phase II Commencement Date occurs on any day other than the first (1st) day of a calendar month, Month 1 shall include the partial calendar month within which falls the Phase II Commencement Date, plus the full calendar month immediately succeeding same.

	*Monthly Base Rent is subject to abatement as more particularly set forth in Paragraph 1 of Exhibit F hereto and Section 4.01.C. of Exhibit B hereto

6.	Advance Base Rent Installment Payable Pursuant to Paragraph 2:	$66,668.33

7.	Security Deposit Payable Upon Execution:	None

8.	Base Year for Operating Expenses:	Calendar Year 2013 (See Paragraph 3)

9.	Initial Term:	Commencing on the Phase I Commencement Date and ending on the last day of the eighty-fourth (84th) full calendar month beginning on or after the Phase II Commencement Date (See Paragraph 1)

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10.	Estimated Phase II Delivery Date:	August 1, 2012

	Estimated Phase II Commencement Date:	December 1, 2012

11.	Estimated Expiration Date:	November 30, 2019

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Cousins Properties Services LP

	Tenant’s Broker:	CBRE, Inc.

13.	Number of Parking Spaces:	Five (5) parking spaces per 1,000 rentable square feet in the Premises throughout the Term. As of the Phase I Commencement Date, the total number of parking spaces shall be eight (8); as of the Phase II Commencement Date, the total number of parking spaces shall be two hundred (200).

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises:	Teachers Concourse, LLC c/o Cousins Properties Services LLC Five Concourse Parkway Suite 1200 Atlanta, Georgia 30328-6111 Attn: Property Group Manager
SecureWorks, Inc.
One Concourse Parkway Suite 500
Atlanta, Georgia 30328
Attn: Facilities Manager
After occupancy of the Premises:

SecureWorks, Inc.
One Concourse Parkway Suite 500
Atlanta, Georgia 30328
Attn: Facilities Manager

With a copy of all notices (including notices sent prior to occupancy of the Premises) to also be delivered to all of the following:

c/o Dell Inc.
One Dell Way Round Rock, Texas 78682
Attention: Facilities Department, Vice President

c/o Dell Inc.
One Dell Way
Round Rock, Texas 78682
Attention: Legal Department, Americas Real
Estate

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15.	Address for Payment of Rent:	All payments payable under this Lease shall be sent to Landlord at:

P.O. Box 402852
Atlanta, Georgia 30384-2852

or to such other address as Landlord may designate in writing at least thirty (30) days prior to the effective date of such other address.

16.	Guarantor:	Dell Inc., a Delaware corporation

17.	Effective Date:	Date of this Lease

18.	Tenant Improvement Allowance:	A one (1) time payment of Three Million Thirty-Six Thousand Thirty-Eight and No/100 Dollars ($3,036,038.00) in total and not per rentable square foot of the Premises) (See Exhibit B)
19.	The “State” is the State of Georgia

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 20 which follow) and Exhibits A-l through Exhibit A-2 and Exhibits B through Exhibit H, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

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STANDARD LEASE PROVISIONS

1.	TERM

(a) The Initial Term of this Lease and the Rent (defined below) shall commence one hundred twenty (120) days after the date that (x) Landlord delivers the Phase I Premises to Tenant in broom-clean condition and clear of all personal property and debris and (y) the Landlord’s Suite 186 Work (as defined in Exhibit B hereto) is Substantially Completed by Landlord (the “Phase I Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions, and the last day of the last month of the Initial Term referenced in Item 9 of the Basic Lease provisions shall be the “Expiration Date.” As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. Unless Landlord is terminating this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter.

(b) The portion of the Phase I Premises known as Suite 186 will be delivered to Tenant in broom clean condition and clear of all personal property and debris one (1) business day (as such term is defined in Paragraph 19(kk) below) after the Date of this Lease, and the portion of the Phase I Premises known as the Shaft Space will be delivered to Tenant clear of all debris one (1) business day after the date that the existing occupant surrenders the premises in which the Shaft Space is located to Landlord. Landlord shall use reasonable good faith efforts to negotiate the sooner release and delivery of the Shaft Space with the existing tenant. In the event the Shaft Space is not delivered to Tenant on or before the Phase I Commencement Date, then Base Rent attributable to the Shaft Space shall abate by one day for each such day of delay until the Shaft Space is delivered to Tenant.

The Phase II Premises will be delivered to Tenant in broom clean condition, ready for the construction of the Tenant Improvements, one (1) business day after Elavon, Inc. (“Elavon”), the current tenant occupying the Phase II Premises under a separate agreement with Landlord, vacates and surrenders the Phase II Premises to Landlord, and removes all of its personal property (including removal of the UPS unit and all associated piping and power and the PBX system), therefrom, except the following property of Elavon: (i) furniture systems built into the Phase II Premises, (ii) the supplemental HVAC unit on the 3rd Floor, (iii) pre-action fire suppression system on the 3rd Floor, and (iv) telephone and data cabling and conduit, all of which are hereby accepted by Tenant in their “AS IS, WHERE IS” condition, with all faults and without any representations or warranties (express or implied) whatsoever. The actual date of such delivery of the Phase II Premises in compliance with the foregoing requirements is referred to herein as the “Phase II Delivery Date.” Landlord represents that Elavon is required to vacate and Surrender the Phase II Premises to Landlord no later than August 1, 2012, subject to delays and force majeure (to the extent such delays and force majeure are the result of existing provisions as set forth in the agreement between Landlord and Elavon). Accordingly, Landlord anticipates that the Phase II Delivery Date will occur no later than the Estimated Phase II Delivery Date set forth in Item 10 of the Basic Lease Provisions and Landlord shall use its reasonable efforts (which efforts shall not require Landlord to incur costs or expend funds) to cause the Phase II Delivery Date to occur on (or, if Elavon cooperates, before) the Estimated Phase II Delivery Date. In the event Landlord obtains any verified information which would lead Landlord to reasonably believe that the Phase II Delivery Date will occur before or after the Estimated Phase II Delivery Date, Landlord shall promptly notify Tenant of such information (provided that Landlord shall not be bound by any such information). The Phase II Commencement Date shall be the earlier of(i) one hundred twenty (120) days after the Phase II Delivery Date, or (ii) the date that Tenant commences business operations from the Phase II Premises (the “Phase II Commencement Date”). If the Phase II Delivery Date is delayed or otherwise does not occur on the Estimated Phase II Delivery Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided, however, that for every one (1) day that the Phase II Delivery Date is delayed beyond September 1, 2012 (which date shall be postponed one (1) day for each day of delay caused by Tenant or force majeure) for up to thirty (30) days, Tenant shall receive a credit to Base Rent equal to one (1) day for each such day of delay and for every one (1) day that the Phase II Delivery Date is delayed past such thirty (30) day period (as it may be extended as provided hereinabove), Tenant shall receive a credit to Base Rent equal to one and a half (1 1/2) days for each such day of delay.

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(c) Upon Substantial Completion of the Tenant Improvements in the Phase II Premises, Landlord shall prepare and deliver to Tenant Tenant’s Commencement Letter in the form of Exhibit E attached hereto (the “Commencement Letter”), which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Commencement Letter to Landlord within ten (10) business days after its receipt from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Phase I Commencement Date, Phase II Commencement Date, and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Phase I Commencement Date or the Phase II Commencement Date.

2.	BASE RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay during each month of the Lease Term as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b) Except as expressly provided to the contrary herein, Base Rent shall be payable in consecutive monthly installments, in advance, without notice, demand, deduction or offset, commencing on the Phase I Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The Advance Base Rent Installment shall be payable within thirty (30) days following the Date of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Phase I Commencement Date or the Phase II Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis equal to 1/365 of the applicable annual Rent. In the event Landlord delivers possession of all or any portion of the Premises to Tenant prior to the Phase I Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Phase I Commencement Date, other than the payment of Base Rent, in the same manner as if delivery had occurred on the Phase I Commencement Date.

(c) At all times that Tenant shall pay Rent to a “lockbox” or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a Person other than Landlord (albeit on Landlord’s authority) or funds are wired or otherwise transferred directly into an account of Landlord, then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner reasonably designated by Landlord.

(d) [Intentionally deleted.]

(e) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions and Paragraph 2 of Exhibit F to this Lease. Landlord calculated the usable square footage of the Premises described in Item 3 of the Basic Lease Provisions and Paragraph 2 of Exhibit F to this Lease using the “Standard Method for Measuring Floor Area in Office Buildings,” approved as of June 7, 1996 by the American National Standards Institute, Inc. (ANSI/IBOMA Z65.1-1996; the “BOMA Standard”).

(f) The provisions for payment of Operating Expenses by means of periodic payment of Tenant’s Proportionate Share of estimated Operating Expenses and the year-end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Proportionate Share of all costs and expenses of the nature described in Paragraph 3 of this Lease.

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3.	ADDITIONAL RENT

(a) If Operating Expenses (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Expenses (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess.

(b) “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, the proportion that the number of square feet of Rentable Area in the Premises bears to the total Rentable Area in the Project, as determined by Landlord pursuant to Paragraph 18. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Tenant’s Proportionate Share is used in this Lease to determine the portion of Operating Expenses payable by Tenant, on a per square foot per annum basis.

(c) “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year in Item 8 of the Basic Lease Provisions.

(d) “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

(i) Any form of assessment, license fee, license tax, business license fee, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Project (collectively, “Taxes”). Taxes shall also include, without limitation:

(A) assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Taxes” for the purposes of this Lease;

(B) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(C) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(D) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part; and/or

(E) any reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Taxes.

(ii) The cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, including, without limitation, water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies,

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equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk or Causes of Loss - Special Form coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its reasonable discretion, and the reasonable deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; any association assessments, costs, dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; administration fees; a reasonable and customary management fee (which may be imputed if Landlord has internalized management or otherwise acts as its own property manager) not to exceed comparable management fees in other similar first-class (Class A) office buildings in the North Central Perimeter market area of Atlanta, Georgia (the “Market Area”) and other expenses incurred for the general operation and management of the Project and the Building, except, however that Tenant agrees that a management fee of three and one half percent (3.5%) of gross revenues of the Building shall be deemed reasonable and customary; the maintenance of any easements or ground leases benefiting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property to the extent used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that reduce operating expenses and the costs to replace items which Landlord would be obligated to maintain under the Lease (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine together with interest thereon at a commercially reasonable rate per annum; the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of minor components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; and ‘the cost of providing security services, if any, reasonably deemed appropriate by Landlord.

The following items shall be excluded from Operating Expenses:

(A) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

(B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant;

(D) any depreciation or amortization of the Project except as expressly permitted herein;

(E) costs incurred due to a violation of Law (defined below) in force and effect as of the Phase I Commencement Date (or as applicable the Must-Take Commencement Date) relating to the Project;

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(F) interest on debt or amortization payments on any mortgages or deeds to secure debt or any other debt for borrowed money;

(G) all items and services for which Tenant or other tenants reimburse (or are required to reimburse) Landlord outside of Operating Expenses;

(H) repairs or other work occasioned by fire, windstorm or other work covered through insurance or condemnation proceeds (excluding any deductible);

(I) legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant, (iv) the development and/or construction of the Project, or (v) defending Landlord from claims involving violation of laws and/or breaches of leases and/or other contracts;

(J) repairs resulting from any defect in the original design or construction of the Project;

(K) costs and expenses of special services rendered to particular tenants of the Project or any portion thereof or that exclusively benefit another tenant or tenants of the Project or any portion thereof, including, without limitation, costs of tenant installations, decorating expenses, redecorating expenses or constructing improvements or alterations to any tenant space, and the cost of any excess janitorial cleaning service or security services provided to other tenants which exceed the standard generally available to all tenants of the Project;

(L) costs of electrical energy furnished and metered directly to tenants of the Project or any portion thereof and for which Landlord is reimbursed (or required to be reimbursed) by tenants over and above any such tenant’s base rental or pass-through of operating expenses;

(M) except for the amortization of the cost of capital investment items specifically permitted above, Operating Expenses shall include no cost or expenditure that would be classified as a capital expense under generally accepted accounting principles consistently applied;

(N) costs and expenses incurred by Landlord for which Landlord is actually reimbursed (or required to be reimbursed) by parties other than tenants of the Project, including, without limitation, insurance proceeds;

(O) rental under any ground or underlying lease or leases for the Project or any portion thereof;

(P) Landlord’s general overhead except to the extent that it directly relates to the operation, management, maintenance, repair and security of the Project;

(Q) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord unless the income generated from such concessions, less such compensation, reduces Operating Expenses;

(R) costs and expenses for items and services for which Tenant reimburses Landlord (other than as an Operating Expense) to the extent of such reimbursement or payment;

(S) costs for purchasing sculptures, paintings, wall hangings or other objects of art;

(T) costs of wages, salaries, or other compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits, paid to any executive employees of Landlord above the grade of “Director of Property Management” or paid to

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employees of Landlord who are not employed full time, on site at the Project; provided, however, if an employee of Landlord works on several projects within the area, including the Project, the costs and expenses incurred in connection with such employee shall be allocated among such projects by Landlord in accordance with reasonable and consistent criteria;

(U) costs and expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

(V) costs and expenses associated with the remediation, removal or encapsulation of asbestos or other Hazardous Materials;

(W) any costs or expenses incurred in compliance with federal or state laws or municipal ordinances, or rules, codes or regulations promulgated under any of the same and enacted and in force as of the Effective Date;

(X) any expenses for repairs or maintenance which are reimbursed (or required to be reimbursed) by warranties and service contracts;

(Y) any costs representing any amount paid for services and materials (including overhead and profit increments) to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation other than management fees, which shall be governed as provided above;

(Z) any amounts paid by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for any late payment;

(AA) costs and expenses associated with any fee based health, athletic or recreational club of the Project unless any income generated from such facilities, less such costs and expenses, reduces Operating Expenses;

(BB) charitable contributions of Landlord

(CC) federal and state income taxes and taxes levied on the income or profits of Landlord (i.e. franchise and margin taxes);

(DD) bad debt loss, rent loss, or reserves for bad debt or rent loss; and

(EE) any other expense which is not a fair and reasonable direct operating expense of the Project, or under generally accepted accounting principles, consistently applied, would not be considered a normal maintenance, repair, management or operating expense of the Project in the Market Area.

(e) Operating Expenses (which vary directly with occupancy) for any calendar year during which actual occupancy of the Project is less than one hundred percent (100%) of the Rentable Area of the Project shall be appropriately adjusted to reflect one hundred percent (100%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Project or others, Operating Expenses shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. Operating Expenses for the Tenant’s Base Year for Operating Expenses (as defined in Item 8 of the Basic Lease Provisions) shall not include Operating Expenses attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages. In the event (i) the Phase I Commencement Date or Phase II Commencement Date or Must-Take Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in

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the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. Operating Expenses for the Tenant’s Base Year for Operating Expenses shall be calculated and determined in the same manner as Operating Expenses for subsequent years during the Lease Term.

(f) Prior to the commencement of each calendar year of the Lease Term following the Phase I Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of excess Operating Expenses, if any, for the Project for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. If Landlord does not provide Tenant with an updated estimate of excess Operating Expenses in any calendar year during the Lease Term, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. No more than two (2) estimates of excess Operating Expenses shall be provided to Tenant in any calendar year of the Lease Term. Thirty (30) days after its receipt of any revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of Operating Expenses over Base Operating Expenses for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant within thirty (30) days following Tenant’s receipt of demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant.

(g) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof), but expressly excluding income taxes, franchise, gift, transfer, intangibles, excise, capital stock, successions and inheritance taxes, shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Expenses.

(h) Tenant shall pay all taxes and assessments correctly (i) levied against any personal property, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(i) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of excess Operating Expenses shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph 3 who is compensated or paid for such audit on a contingency or bonus basis) shall have the right after reasonable notice and at reasonable times (but in no event later than one (1) year after Landlord delivers such statement to Tenant) to inspect Landlord’s accounting records respecting Operating Expenses for the period covered by such statement at Landlord’s accounting office in Atlanta, Georgia. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Expenses and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Expenses due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Expenses to which Tenant is now objecting. Such certification shall be final and

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conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Expenses for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Expenses or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Expenses, Tenant shall promptly pay such additional Operating Expenses to Landlord. If the above certification and investigation discloses that the Operating Expenses in Landlord’s original statement were in error in Landlord’s favor by less than two percent (2%), then, Tenant shall be fully responsible for paying the cost of such certification and investigation. If such certification and investigation discloses that Landlord’s original statement was in error in Landlord’s favor by more than two percent (2%) but less than five percent (5%), then Landlord and Tenant shall equally pay the cost of the certification and investigation. If the certification and investigation discloses that Landlord’s original statement was in error in Landlord’s favor by more than five (5%), then, Landlord shall pay the full cost of the certification and investigation. Following the certification and investigation, Landlord and Tenant shall adjust the Operating Expenses based upon the certification and investigation, with Tenant paying to Landlord any shortfall and Landlord paying to Tenant the amount of any excess. Tenant waives the right to dispute any matter relating to the calculation of Operating Expenses or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within twelve (12) months after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of excess Operating Expenses for the year in which this Lease terminates, Tenant shall, within thirty (30) days after its receipt of any invoice from Landlord (which invoice shall be delivered to Tenant within one hundred eighty (180) days after the end of the calendar year in which the Lease Term expired), pay any increase due over the estimated Operating Expenses paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(k) Notwithstanding anything in this Paragraph 3 to the contrary, Tenant shall have no obligation to pay Tenant’s Share of Operating Expenses for the period commencing on the Phase II Commencement Date and expiring on the day immediately preceding the first (1st) anniversary of the Phase II Commencement Date and Tenant’s Proportionate Share of increases in “Controllable Operating Expenses” (as that term is hereinafter defined) for any calendar year shall not include a portion of such Controllable Operating Expenses for such year to the extent the amount of such Controllable Operating Expenses exceeds one hundred five percent (105%) of Controllable Operating Expenses for the immediately preceding calendar year, commencing on the applicable Base Year for the Premises or Must- Take Space, as the case may be. For the purposes of this subparagraph 3(k), “Controllable Operating Expenses” are defined to be all Operating Expenses except Taxes, insurance and utilities.

(l) The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder (including the excess Operating Expenses) are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a) Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, except as otherwise expressly specified in this Lease, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary, Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit B. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, as of the Effective Date, the Premises shall comply in all material respects with all applicable Laws, including the Americans with Disabilities Act of 1990 (the “ADA”). Any repairs or alterations required to bring the Premises in compliance with all applicable Laws as a result of non-compliance existing as of the Effective Date shall be conducted by Landlord at Landlord’s sole cost and expense, except to the extent caused by Tenant or Tenant’s employees, agents or contractors, in which case Tenant shall be responsible for such costs and expenses.

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(b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent. Landlord’s consent shall not be unreasonably withheld or conditioned (and shall be subject to Section 4(e) below) with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations; (ii) do not adversely affect the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not unreasonably interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not adversely affect the structural portions of the Building; (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other material improvements or alterations within the Building; and (vi) do not cause Landlord to incur any out-of-pocket cost or expense (unless tenant is willing and commits to pay for same) as a result thereof. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to make cosmetic Alterations to the Premises for its own benefit, and not for the benefit of Landlord, provided that in each instance (i) the alteration does not materially or adversely affect the mechanical, electrical, plumbing, or structural elements of the Building, (ii) such work does not include boring or drilling (other than to non-load bearing demising walls in the Premises), (iii) Tenant shall have provided Landlord notice of such alteration work, as well as a schedule for completion of such work, prior to the commencement of such work, (iv) such work shall not unreasonably interfere with work being performed or to be performed by Landlord or at its direction elsewhere in the Building or otherwise require or cause Landlord to incur any out-of-pocket cost (unless Tenant is willing and commits to pay for same) in connection therewith or as a result thereof, (v) Landlord has approved the contractor retained by Tenant for the performance of such work (which approval shall not be unreasonably withheld or conditioned as provided in this Paragraph 4(b), and (vi) such Alterations do not require the issuance of a building permit, and (vii) the alteration shall not make the cost of renovating the Premises for office use following the expiration or termination of this Lease materially more expensive than if such alterations, additions or improvements had not been made (by way of illustration and not limitation, the installation of raised flooring for a computer room, interconnecting stairwell, additional toilet rooms, health club or any other item that is required to be removed by an express provision of this Lease would constitute alterations, additions or improvements that would make the cost of renovating the Premises following expiration or termination of this Lease materially more expensive). With respect to any Alteration for which Landlord’s consent is not required hereunder, Tenant shall, nonetheless, deliver to Landlord as-built plans and specifications with respect to any such Alterations within sixty (60) days after the completion thereof; provided, however, that Tenant shall have no such obligations with respect to Alterations that include solely paint, carpet and the installation of wall covering. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense, in accordance with all applicable Laws and in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord (subject to Section 4(e) below) and only good grades of materials shall be used. All plans and specifications for any Alterations requiring Landlord’s approval shall be submitted to Landlord for its approval. Landlord may monitor construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Project. Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors reasonably designated by Landlord. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified in writing during its review of the plans and specifications for such Alterations that such Alterations would need to be removed by Tenant upon the expiration of this Lease; provided, however, that Tenant shall have no obligation to remove the initial Tenant Improvements to the Premises (except for any data centers, fire suppressant systems, supplemental HVAC systems and equipment, UPS, SCIF, Supplemental Equipment, Tenant signage and those Tenant Improvements that were not built in accordance with the Tenant Improvement Construction Documents (but only if such non-conforming Tenant Improvements cause the cost of renovating the Premises materially more expensive as described in item (vii) above)) or the improvements to the Must-Take Space existing and in place as of the Date of this Lease. Landlord shall not unreasonably withhold or condition its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at

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the expiration of the Lease. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair any damage to the Premises resulting from such removal. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors and any other documentation customarily provided in the State to extinguish liens. Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall pay to Landlord, as additional rent, a construction management charge of five percent (5%) of the actual hard costs of such Alterations (but only if such Alterations affect the mechanical, electrical, plumbing, or structural elements of the Building and/or require the issuance of a building permit).

(c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within twenty (20) days following Tenant’s actual knowledge of the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety reasonably acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all reasonable amounts paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

(e) Landlord will respond to Tenant’s written request for approval of any Alterations hereunder within ten (10) business days following Landlord’s receipt thereof, together with all of the information required hereunder with respect thereto (and Landlord shall be deemed to have given Landlord’s approval to such Alterations if Landlord fails to respond to Tenant’s request therefor within five (5) business days following Landlord’s receipt of a second (2nd) written request from Tenant therefor (so long as such written request for consent for such a proposed Alteration contains the following statement in large, bold, and capped font “PURSUANT TO PARAGRAPH 4 OF THE LEASE, IF LANDLORD FAILS TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS OF LANDLORD’S RECEIPT HEREOF, LANDLORD SHALL DE DEEMED TO HAVE APPROVED TENANT’S REQUESTED ALTERATIONS”)).

Landlord will respond to Tenant’s written request for approval of any contractor hereunder within five (5) business days following Landlord’s receipt thereof, together with all of the information required hereunder with respect thereto (and Landlord shall be deemed to have given Landlord’s approval to such contractor if Landlord fails to respond to Tenant’s request therefor within five (5) business days following Landlord’s receipt of a second (2nd) written request from Tenant therefor (so long as such written request for approval contains the following statement in large, bold, and capped font “PURSUANT TO PARAGRAPH 4 OF THE LEASE, IF LANDLORD FAILS

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TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT HEREOF, LANDLORD SHALL DE DEEMED TO HAVE APPROVED TENANT’S REQUESTED CONTRACTOR.”)).

5.	REPAIRS

(a) Landlord’s obligation with respect to repair as part of Basic Services shall be limited to (i) the structural portions of the Building, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems [except for any lavatory, shower, toilet, wash basin and kitchen facilities in the Premises that serve Tenant exclusively and any supplemental heating and air conditioning systems serving Tenant exclusively (including all plumbing connected to said facilities or systems)], (v) the Building standard exhaust and ventilation systems in the lavatory facilities located in the Premises, and (vi) Common Areas. Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Project unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a reasonable time following the receipt by Landlord of such notice. The foregoing notwithstanding, (i) Landlord shall not be required to repair damage to any of the foregoing to the extent caused by the acts or omissions of Tenant or it agents, employees or contractors, subject to Paragraph 8(e); and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to fifteen percent (15%) of such costs. EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 7(E) OF THIS LEASE, THERE SHALL BE NO ABATEMENT OF RENT AND NO LIABILITY OF LANDLORD BY REASON OF ANY INJURY TO OR INTERFERENCE WITH TENANT’S BUSINESS ARISING FROM THE MAKING OF ANY REPAIRS, ALTERATIONS OR IMPROVEMENTS IN OR TO ANY PORTION OF THE PREMISES, THE BUILDING OR THE PROJECT. Subject to Tenant’s rights under Paragraph 7(e) of this Lease, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems serving Tenant exclusively (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. If Tenant fails to commence to make such repairs or replacements within fifteen (15) days after written notice from Landlord and thereafter complete such repairs or replacements with diligence, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to fifteen percent (15%) of such costs.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cabling and wiring installed by or on behalf of Tenant, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.	USE OF PREMISES

(a) Tenant shall use the Premises only for general office uses and for any other purpose permitted by Law, so long as consistent with typical uses in a first class, “Class A” office building in the Market Area. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion. Tenant shall have no obligation to continuously use and occupy the Premises.

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(b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, code, permit, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, Alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. This Lease shall be subject to and Tenant shall comply with all covenants, conditions and restrictions affecting the Premises, the Building or the Project.

(c) [Intentionally omitted.]

(d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss - Special Form or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e) Tenant shall not unreasonably interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral or unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) one (1) person per 167 square feet of Rentable Area or (ii) the maximum density permitted by Law. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed by Tenant’s employees, agents or contractors any waste in, on, upon or about the Premises, the Building or the Project.

(f) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to reasonable access control and other reasonable safety matters.

(g) As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as

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amended, 15 U.S.C. § 1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment. The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in the comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease.

(i) Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable laws, ordinances, orders, rules and regulations. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Phase I Premises as of the Phase I Commencement Date, or the Phase II Premises as of the Phase II Commencement Date, and were not brought onto the Premises by Tenant or Tenant Affiliates.

(ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or about the Premises, or in or into the air, soil, surface water or groundwater at, on, about, under or within the Project or any portion thereof to the extent caused by Tenant or Tenant Affiliates.

(iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv) Landlord represents to Tenant, to the best of Landlord’s knowledge and belief (without investigation), that on the Effective Date there are no Hazardous Materials in form or quantity which would give rise to a violation of the environmental laws described in subparagraph (g) above located in the Common Areas of the Project nor has Landlord received any written notice that it is presently in violation of any environmental laws affecting the Common Areas of the Project. If any Remedial Work is required in the Project pursuant to any applicable Law, by any judicial order, or any governmental entity having jurisdiction as the direct result of operations or activities by Landlord, Landlord shall perform such

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Remedial Work, at its cost and expense, within the time frames and parameters required by applicable Law. Landlord agrees to indemnify and defend Tenant and Tenant’s Affiliates from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Project, or any portion thereof caused by Landlord or Landlord Affiliates.

(v) Each of the covenants and agreements of Tenant and Landlord set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.	UTILITIES AND SERVICES

(a) Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) to a standard at least equivalent to similarly situated Class A office buildings of similar age and size located in the Market Area (collectively the “Basic Services”):

(i) Tepid water at those points of supply provided for general use of tenants in the Project;

(ii) During the Business Hours, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as may be permitted or controlled by applicable laws, ordinances, rules and regulations;

(iii) Routine maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior glass and glazing), painting and electric lighting service for all Common Areas of the Project in the manner and to the extent deemed by Landlord in its reasonable judgment to be standard in the Market Area and in accordance with applicable laws, subject to the limitation contained in Paragraph 5(a) above;

(iv) Janitorial service on a five (5) day week basis (each Monday through Friday), excluding Holidays.

(v) An electrical system to convey power delivered by public utility providers selected by Landlord in amounts sufficient for normal office operations as provided in similar office buildings, but not to exceed a total allowance of five (5) watts per square foot of Rentable Area during Business Hours (which includes an allowance for lighting of the Premises at the maximum wattage per square foot of Rentable Area permitted under applicable laws, ordinances, orders, rules and regulations);

(vi) Public elevator service and a freight elevator serving the floors on which the Premises are situated, during Business Hours; and

(vii) Maintaining and replacing Building standard lamps, bulbs and ballasts.

(b) Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i) Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, acting reasonably, for special improvements or Alterations. At Tenant’s option by delivery of at least thirty (30) days’ prior written notice to Landlord, Landlord will cause janitorial services to be provided to the Premises between the hours of 10:00 p.m. and 2:00 a.m., provided, in no event shall Landlord be required to incur any additional or incremental costs due to any request by Tenant for the scheduling of such janitorial services outside of Landlord’s regular janitorial hours in effect from time to time, and all such additional or incremental costs being the sole responsibility and obligation of Tenant hereunder and

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which shall be due and payable as additional rent by Tenant within thirty (30) days after receipt of invoice. Tenant may require that an employee or representative of Tenant accompany Landlord’s janitorial personnel while in the Premises (as set forth in Paragraph 13 below);

(ii) Subject to Paragraph 7(d) below, additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that typically provided as part of Landlord’s Basic Services;

(iii) Maintaining and replacing non-Building standard and specialty lamps, bulbs, and ballasts;

(iv) Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on Saturdays (after Business Hours), Sundays, or Holidays, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior request of Tenant using Landlord’s internet-based Angus system given with such advance notice as Landlord may reasonably require (and in no event more than one (1) business day advance notice and, for weekend service, no later than 3:00 p.m. on Friday (or the last business day preceding the weekend, if a holiday)) and Tenant shall pay Landlord’s standard charge for overtime HVAC to Landlord on an hourly basis (one (1) hour minimum) at a rate of Thirty and No/100 Dollars ($30.00) per floor per hour during the Initial Term hereunder, and thereafter, subject to increase from time to time as the costs to provide such service increase (provided that Tenant shall receive a discount equal to 20% of such increased rate generally charged to other tenants of the Building for any period after the Initial Term). Such service shall be provided without profit to Landlord, but may include charges for administration and overhead for Landlord and additional wear and tear on equipment and machinery, as Landlord, in its reasonable judgment, determines as appropriate amounts for such charges. Tenant shall pay any such amounts due in connection with such additional HVAC services, as Additional Rent, within thirty (30) days after receipt of invoices for such services; and

(v) Any Basic Service in amounts reasonably determined by Landlord to exceed the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together with an administration fee equal to fifteen percent (15%) of such cost (not applicable to the overtime HVAC charge set forth above), within thirty (30) days following presentation of an invoice therefore by Landlord to Tenant. The cost chargeable to Tenant for all extra services shall constitute Additional Rent.

(c) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time reasonably prescribe for the use of the utilities and Basic Services described herein. Landlord agrees to use commercially reasonable efforts to enforce such regulations and requirements; provided, however, that except as otherwise expressly provided in Paragraph 17 below, Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements. The term “Business Hours” shall be deemed to be Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting Holidays. The term “Holidays” shall be deemed to mean and include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other holidays observed by owners of comparable buildings in the Market Area.

(d) If Tenant requires utilities or services in quantities greater than or at times other than that furnished by Landlord as set forth above, Tenant shall pay to Landlord, within thirty (30) days following receipt of an invoice from Landlord, Landlord’s reasonable charge for such use. If Tenant requires additional electric current, water or gas for use in the Premises, Tenant shall deliver written notice of Tenant’s desire for such additional services, together with any specifications and plans therefor, to Landlord. Within ten (10) business days after receipt of Tenant’s request, Landlord shall notify Tenant if in Landlord’s reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building and the approximate cost

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thereof. Within ten (10) business days after receipt of Landlord’s written notice, Tenant shall elect to proceed with the installation of such additional equipment or withdraw its request (failure by Tenant to make an election within such time period shall be deemed to be a withdrawal of Tenant’s request). If Tenant elects to proceed with the installation of such additional equipment, then Landlord shall proceed to install the same at the sole cost of Tenant, payable within thirty (30) days following Tenant’s receipt of an invoice from Landlord. The installation of Tenant’s additional facilities shall be conditioned upon Landlord’s consent, not to be unreasonably withheld, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be reasonably determined by Landlord, including payment of Landlord’s charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant within thirty (30) days following presentation of an invoice therefore by Landlord to Tenant. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it reasonably deems appropriate to provide utilities to the Project.

(e) Except as otherwise expressly provided in Paragraph 7(g) below, Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason (other than Landlord’s sole negligence or willful misconduct), including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.

(f) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services.

(g) Notwithstanding the provisions of this Paragraph 7 to the contrary, if Landlord fails to furnish or delays in furnishing any service Landlord is obligated to provide under this Paragraph 7 for any reason not beyond Landlord’s reasonable control, Tenant shall be entitled to abate Base Rent until the service is restored, but only under the following terms and conditions:

(i) The loss of service must be of a material nature so as to render the Premises substantially unusable for the permitted use contemplated by this Lease (and Tenant does not use the Premises or any substantial part thereof) for a period of not less than five (5) consecutive business days;

(ii) At the time of the loss of service, Tenant must give written notice promptly to Landlord of the loss of service and Tenant only shall be entitled to an abatement of Base Rent for all or such substantial portion of the Premises, assuming all other conditions of this Paragraph 7 are satisfied, commencing on the day such notice is given to Landlord, provided that if such service is restored or replaced within five (5) business days after Landlord’s receipt of such notice, then Tenant shall not be entitled to any such abatement;

(iii) Landlord may prevent or stop abatement by providing substantially the same service by temporary or alternative means until the cause of the loss of service can be corrected; and

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(iv) Except as otherwise expressly provided in Paragraph 17 below, in no event shall Tenant be entitled to any abatement of rent as a result of (1) any loss of service as a result of an event contemplated under any of Paragraphs 4(b), 5(b), 9 or 10 of this Lease or (2) any loss of service to any area outside of the Premises if such loss of service is not essential to the customary use and enjoyment of the Premises by Tenant.

8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a) TO THE GREATEST EXTENT PERMITTED BY LAW, AND EXCEPT TO THE EXTENT CAUSED BY LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT (BUT IN SUCH EVENT SUBJECT TO PARAGRAPH 8(e)), LANDLORD SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE SUFFERED BY TENANT OR TO ANY PERSON OR PROPERTY OCCURRING OR INCURRED IN OR ABOUT THE PREMISES, THE BUILDING OR THE PROJECT FROM ANY CAUSE. WITHOUT LIMITING THE FOREGOING, NEITHER LANDLORD NOR ANY OF ITS PARTNERS, MEMBERS, SHAREHOLDERS, OFFICERS, TRUSTEES, AFFILIATES, DIRECTORS, EMPLOYEES, CONTRACTORS, ATTORNEYS, PROPERTY MANAGERS, LEASING OR OTHER AGENTS OR REPRESENTATIVES (COLLECTIVELY, “AFFILIATES”) SHALL BE LIABLE FOR AND THERE SHALL BE NO ABATEMENT OF RENT (EXCEPT IN THE EVENT OF A CASUALTY LOSS OR A CONDEMNATION AS SET FORTH IN PARAGRAPHS 9 AND 10 OF THIS LEASE OR AN INTERRUPTION AS EXPRESSLY PROVIDED IN PARAGRAPH 7(E) OF THIS LEASE) FOR (I) ANY DAMAGE TO TENANT’S PROPERTY STORED WITH OR ENTRUSTED TO AFFILIATES OF LANDLORD, (II) LOSS OF OR DAMAGE TO ANY PROPERTY BY THEFT OR ANY OTHER WRONGFUL OR ILLEGAL ACT, OR (III) ANY INJURY OR DAMAGE TO PERSONS OR PROPERTY RESULTING FROM FIRE, EXPLOSION, FALLING PLASTER, STEAM, GAS, ELECTRICITY, WATER OR RAIN WHICH MAY LEAK FROM ANY PART OF THE BUILDING OR THE PROJECT OR FROM THE PIPES, APPLIANCES, APPURTENANCES OR PLUMBING WORKS THEREIN OR FROM THE ROOF, STREET OR SUB-SURFACE OR FROM ANY OTHER PLACE OR RESULTING FROM DAMPNESS OR ANY OTHER CAUSE WHATSOEVER OR FROM THE ACTS OR OMISSIONS OF OTHER TENANTS, OCCUPANTS OR OTHER VISITORS TO THE BUILDING OR THE PROJECT OR FROM ANY OTHER CAUSE WHATSOEVER, (IV) ANY DIMINUTION OR SHUTTING OFF OF LIGHT, AIR OR VIEW BY ANY STRUCTURE WHICH MAY BE ERECTED ON LANDS ADJACENT TO THE BUILDING, WHETHER WITHIN OR OUTSIDE OF THE PROJECT, OR (V) ANY LATENT OR OTHER DEFECT IN THE PREMISES, THE BUILDING OR THE PROJECT. TENANT SHALL GIVE PROMPT NOTICE TO LANDLORD IN THE EVENT OF (I) THE OCCURRENCE OF A FIRE OR ACCIDENT IN THE PREMISES OR IN THE BUILDING, OR (II) THE DISCOVERY OF A DEFECT THEREIN OR IN THE FIXTURES OR EQUIPMENT THEREOF. THIS PARAGRAPH 8(a) SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

(b) To the greatest extent permitted by Law, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, arising out of, caused by, or resulting from (in whole or part) (1) any breach or default in the performance of any of Tenant’s obligations under this Lease), other than a default caused by Tenant’s failure to pay Rent or other charges under this Lease, in which case, Tenant’s obligations hereunder shall not arise until the expiration of applicable notice and cure periods, (2) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees or licensees, or (3) any claims with respect to damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises, except to the extent of any damages actually incurred by Tenant caused by Landlord’s sole gross negligence and willful misconduct (collectively, “Liabilities”). This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

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(c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(d) Insurance.

(i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury, including death, and property damage in a combined single limit of $1,000,000 per occurrence, which shall include contractual liability coverage with an Excess Limits (Umbrella) Policy in the amount of $5,000,000, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $500,000 per occurrence, and (C) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief, wind and/or hurricane coverage, and earthquake and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation / employer’s liability policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. Certificates of insurance shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies.

(ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indenmity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Atlanta, Georgia metropolitan area.

(iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

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(iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord reasonably deems appropriate, on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the metropolitan area in which the Premises is located, and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Expenses.

(e) MUTUAL WAIVERS OF RECOVERY. LANDLORD AND TENANT, AND ALL PARTIES CLAIMING UNDER THEM, EACH MUTUALLY RELEASES AND DISCHARGES EACH OTHER FROM RESPONSIBILITY FOR THAT PORTION OF ANY LOSS OR DAMAGE PAID OR REIMBURSED BY AN INSURER OF LANDLORD OR TENANT UNDER ANY FIRE, EXTENDED COVERAGE, ALL RISK, CAUSES OF LOSS-SPECIAL FORM OR OTHER PROPERTY INSURANCE POLICY MAINTAINED BY TENANT WITH RESPECT TO ITS PREMISES OR BY LANDLORD WITH RESPECT TO THE BUILDING OR THE PROTECT (OR WHICH WOULD HAVE BEEN PAID HAD THE INSURANCE REQUIRED TO BE MAINTAINED HEREUNDER BEEN IN FULL FORCE AND EFFECT), NO MATTER HOW CAUSED, INCLUDING NEGLIGENCE, AND EACH WAIVES ANY RIGHT OF RECOVERY FROM THE OTHER, INCLUDING CLAIMS FOR CONTRIBUTION OR INDEMNITY, WHICH MIGHT OTHERWISE EXIST ON ACCOUNT THEREOF. ANY FIRE, EXTENDED, ALL RISK, CAUSES OF LOSS-SPECIAL FORM COVERAGE OR PROPERTY INSURANCE POLICY MAINTAINED BY TENANT WITH RESPECT TO THE PREMISES, OR LANDLORD WITH RESPECT TO THE BUILDING OR THE PROTECT, SHALL CONTAIN, IN THE CASE OF TENANT’S POLICIES, A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD AND, IN THE CASE OF LANDLORD’S POLICIES, A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF TENANT, OR, IF SUCH INSURERS CANNOT OR SHALL NOT INCLUDE OR ATTACH SUCH WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT, TENANT AND LANDLORD SHALL OBTAIN THE APPROVAL AND CONSENT OF THEIR RESPECTIVE INSURERS, IN WRITING, TO THE TERMS OF THIS LEASE. TENANT AGREES TO INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS EACH AND ALL OF THE LANDLORD INDEMNITEES FROM AND AGAINST ANY CLAIM ASSERTED OR BROUGHT BY TENANT’S INSURERS FOR, ON BEHALF OF, OR IN THE NAME OF TENANT, INCLUDING CLAIMS FOR CONTRIBUTION, INDEMNITY OR SUBROGATION, IN CONTRAVENTION OF THIS PARAGRAPH 8(E). LANDLORD AGREES TO INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS EACH AND ALL OF THE TENANTS PARTNERS, MEMBERS, SHAREHOLDERS, OFFICERS, TRUSTEES, AFFILIATES, DIRECTORS, EMPLOYEES, CONTRACTORS, ATTORNEYS, OTHER AGENTS AND REPRESENTATIVES FROM AND AGAINST ANY CLAIM ASSERTED OR BROUGHT BY LANDLORD’S INSURERS FOR, ON BEHALF OF, OR IN THE NAME OF LANDLORD, INCLUDING CLAIMS FOR CONTRIBUTION, INDEMNITY OR SUBROGATION, IN CONTRAVENTION OF THIS PARAGRAPH 8(E). THE MUTUAL RELEASES, DISCHARGES AND WAIVERS CONTAINED IN THIS PROVISION SHALL APPLY EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f) BUSINESS INTERRUPTION. LANDLORD SHALL NOT BE RESPONSIBLE FOR, AND TENANT RELEASES AND DISCHARGES LANDLORD FROM, AND TENANT FURTHER WAIVES ANY RIGHT OF RECOVERY FROM LANDLORD FOR, ANY LOSS FOR OR FROM BUSINESS INTERRUPTION OR LOSS OF USE OF THE PREMISES SUFFERED BY TENANT IN CONNECTION WITH TENANTS USE OR OCCUPANCY OF THE PREMISES, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof. Landlord shall cooperate with Tenant and Tenant’s insurers in the adjustment of any insurance claim pertaining to Tenant’s insurance.

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(h) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s specific use or occupancy of the Premises (in contrast with general office uses of first class “Class A” office buildings in the Market Area).

(i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject); provided, however, that if Dell, Inc. is obligated as the Guarantor of this Lease, Landlord shall provide Tenant with a period often (10) days after receipt of written notice from Landlord within which to cure any such failure prior to commencing any such actions.

9.	FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the Lease Term or any extension of the Lease Term.

(b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $500,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within one hundred twenty (120) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Base Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

(c) Notwithstanding anything in this Paragraph 9 to the contrary, Tenant shall have the right to terminate this Lease (i) if, in the reasonable opinion of a third party architect or engineer or Landlord’s insurance claims adjuster, which written opinion (the “Restoration Time Opinion”) shall be delivered to Tenant within sixty

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(60) days after such casualty, the repairs to the Premises cannot be completed within one hundred eighty (180) days, and Tenant delivers notice of termination to Landlord within twenty (20) days after receipt of such written opinion, or (ii) if, for any reason other than force majeure (excluding financial hardship of Landlord) and Tenant delays, Landlord fails to complete such repairs within the time period set forth in the Restoration Time Opinion, provided notice of termination is given to Landlord within thirty (30) days after the expiration of such time period and Landlord has not substantially completed such repairs prior to its receipt of such notice; provided, however, that if Landlord substantially completes such repairs within thirty (30) days after receipt of Tenant’s notice of termination, then this Lease shall continue and Tenant’s termination notice shall be of no force or effect. If such notice is not given, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises or such portion thereof affected by such casualty to Tenant in a tenantable condition.

10.	EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. If Tenant is not in default under this Lease and there is a condemnation where more than twenty-five percent (25%) of the Premises then occupied by Tenant are taken and such Taking prevents Tenant from the conduct of Tenant’s permitted use, Tenant shall have the right to terminate this Lease. In order to exercise such termination right, Tenant shall deliver written notice of such election to terminate to Landlord within thirty (30) days after the date of such taking and such termination shall become effective as of the later to occur of (i) the date set forth in Tenant’s notice (not later than thirty (30) days after delivery of such notice) or (ii) the date Tenant surrenders the Premises to Landlord in accordance with the terms and provisions of this Lease. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Base Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking.

11.	ASSIGNMENT AND SUBLETTING

(a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Landlord shall, at Landlord’s option, be null and void and of no effect. Any mortgage, or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease.

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(b) No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) Intentionally Deleted.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold, condition or delays its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease (provided that the creditworthiness of the assignee or sublessee (or any affiliate of the assignee or sublessee) shall only be applicable if Tenant or Guarantor shall not be liable on the Lease following such assignment or sublease);

(ii) The intended use of the Premises by the assignee or sublessee is not for general office use or other use expressly permitted under this Lease;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous ninety (90) days, or is a current tenant or subtenant within the Building or Project and space suitable for such assignee or sublessee is available within the Building or Project;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

(vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(e) If any Tenant is a corporation, partnership or other entity that is traded on a recognized national stock exchange, any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant, shall be deemed to be an assignment of this Lease subject to the provisions of this Paragraph 11. The term “control” as used in this Paragraph 11(e) and in Paragraph 11(1) below means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. Any transfer of control of

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a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease. Notwithstanding anything to the contrary in this Paragraph 11(e) or Paragraph 11(l) below, if the original Tenant under this Lease is a corporation, partnership or other entity, a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding stock of or other ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control. Notwithstanding the foregoing to the contrary, this Paragraph 11(e) shall not be applicable if Guarantor is liable on the Lease and shall remain liable on this Lease following the consummation of any of the transactions contemplated hereinabove.

(f) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of any sums or other economic consideration (for example, but not by way of limitation, increased rental, forgiveness of an obligation, or services given at no cost or at reduced cost) received by Tenant or its agents as a result of such assignment or subletting, whether denominated as rental under the sublease, payment for an assignment, or otherwise, which exceed, in the aggregate, the sum of (x) the total sums which Tenant is obligated to pay Landlord under this Lease either (i) for the Premises, if the Lease is assigned or the entire Premises are sublet, or (ii) pro rata on a square foot basis for that portion of the Premises sublet, if less than the entire Premises is sublet, plus (y) the amortized portion of brokerage commissions and reasonable legal fees, if any, actually incurred by Tenant in consummating such assignment or sublease (such amortization to be on a straight-line basis over the remaining portion of the Lease Term after the rent commencement date under such assignment or sublease) within ten (10) business days after receipt thereof by Tenant without affecting or reducing any Rent or other obligation of Tenant under this Lease.

(g) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder following the expiration of applicable notice and cure periods, Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(h) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord any reasonable attorneys’ and paralegal fees and reasonable out-of-pocket costs actually incurred by Landlord in connection with such assignment or sublease or request for consent. Acceptance of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(i) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the United States Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(j) The joint and several liability of the Tenant named herein and any immediate and remote successor-in-interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

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(k) Subject to Paragraph 11(l) below, if Tenant is any form of partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one (1) person, a purported assignment, voluntary or involuntary or by operation of law from one (1) person to the other shall be deemed a voluntary assignment. If Tenant is a corporation or limited liability entity, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the ownership interest of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant shall be deemed a voluntary assignment. Notwithstanding the foregoing to the contrary, this Paragraph 11(k) shall not be applicable if Guarantor is liable on this Lease and shall remain liable on this Lease following the consummation of any of the transactions contemplated hereinabove.

(1) Landlord hereby consents to an assignment by Tenant of Tenant’s interest under this Lease or a sublease of the Premises to (i) any corporation or other entity that controls Tenant (a “Parent Entity”), is controlled by Tenant, is controlled by Parent Entity, or is under common control with Tenant, (ii) any corporation or other entity resulting from a merger or consolidation transaction with Tenant, (iii) any corporation or other entity that acquires all or substantially all of the assets of Tenant, or (iv) any partnership of which more than twenty-five percent (25%) is owned by Tenant or a Parent Entity, provided Tenant or the Parent Entity is a general partner thereof (any one of such entities being hereinafter referred to as a “Permitted Transferee”), provided (aa) if Guarantor is no longer liable on this Lease, the audited tangible net worth of the Permitted Transferee is equal to or greater than the greater of Tenant’s audited tangible net worth on the Date of this Lease and Tenant’s audited tangible net worth immediately prior to the effective date of the assignment, (bb) if Tenant remains in existence as a separate legal entity following consummation of any assignment, it shall not be released from liability under this Lease, (cc) in the event of an assignment, the Permitted Transferee shall assume in a writing delivered to Landlord all of Tenant’s obligations under the Lease effective upon the consummation of the assignment, and (dd) Tenant shall give written notice to Landlord of the proposed assignment or sublease at least ten (10) business days in advance of the consummation thereof or, if prior notice is not reasonable, within a reasonable time after the consummation thereof (not to exceed ten (10) days). Landlord further consents to a sublease of no more than twenty-five percent (25%) of the Premises to any corporation or other entity for which at least seventy-five percent (75%) of the business conducted from the Premises is performed directly in connection with a contract or contracts between such entity and Tenant or a Permitted Transferee (a “Contractor Subtenant”), provided Tenant gives written notice to Landlord of the proposed sublease at least ten (10) business days in advance of the consummation thereof, subject to the other terms and conditions of this Lease. The “tangible net worth” of an entity as of any given time shall be equal to the shareholders’ equity of such entity (if a corporation) or the partners’ or members’ equity (if a partnership or limited liability company), as set forth on the most recent audited annual report or audited financial statement of such entity, less the value as listed on the audited annual report or audited financial statement of such entity of all items (such as goodwill or original issue discount) recognized as intangible assets under generally accepted accounting principles. Notwithstanding the foregoing, such assignment or sublease must not have been entered into, in whole or in part, as a subterfuge to avoid the obligations and restrictions set forth in this Lease. Furthermore, if Landlord reasonably determines that the proposed assignee, sublessee or occupant is engaged in a business (other than the permitted use of the Premises set forth in Paragraph 6(a) above) that would materially interfere with the operation of the Project. Landlord shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee, sublessee or occupant or the compatibility of the proposed assignee, sublessee or occupant with the businesses in the Building. No assignment or subletting permitted by this Paragraph 11 shall relieve Tenant of its primary liability under this Lease. No assignment or subletting to a Permitted Transferee or Contractor Subtenant permitted by this Paragraph 11(l) shall result in Tenant being required to pay any amounts set forth under Paragraph 11(f) or Paragraph 11(h) above.

(m) Landlord will respond to Tenant’s written request for approval of any assignment or sublease hereunder within ten (10) business days following Landlord’s receipt thereof, together with all of the information required hereunder with respect thereto (and Landlord shall be deemed to have given Landlord’s approval to such assignment or sublease if Landlord fails to respond to Tenant’s request therefor within five (5) business days following Landlord’s receipt of a second (2nd) written request from Tenant therefor (so long as such written request for consent for such a proposed assignment or sublease contains the following statement in large, bold, and capped font “PURSUANT TO PARAGRAPH 11 OF THE LEASE, IF LANDLORD FAILS TO TIMELY

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RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER LANDLORD’S RECEIPT HEREOF, LANDLORD SHALL DE DEEMED TO HAVE APPROVED TENANT’S REQUESTED ASSIGNMENT OR SUBLEASE”)).

12.	DEFAULT OF TENANT

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) business days after Landlord notifies Tenant of such nonpayment (provided such notice may be the same notice Landlord delivers to Tenant pursuant to Paragraph 12(f) and/or 12(g) below); (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than ten (10) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) business day period and thereafter diligently prosecute such cure to completion; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) Intentionally Deleted; or (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

(b) Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord may at its option pursue any one or more of the following remedies, without any notice or demand to the extent permitted by Law:

(i) commence dispossessory proceedings with or without the termination of this Lease. Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Premises is issued to Landlord;

(ii) terminate Tenant’s right to possession without terminating this Lease. Upon any such termination of Tenant’s right to possession only without termination of this Lease, Landlord may, at Landlord’s option, do any one or more of the following in accordance with applicable Law: (i) enter into the Premises, remove Tenant’s signs and other evidences of tenancy and take and hold possession thereof, and exclude Tenant and all persons claiming under Tenant therefrom, without being liable for prosecution of any claim for damages or for trespass or other tort, and without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay Rent; hereunder for the full Lease Term and (ii) remove all persons and property from the Premises and store or dispose of such property pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by Law. In any such case, Landlord may relet the Premises on behalf of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine and receive directly the rent by reason of the reletting. The proceeds of any such reletting shall be applied, first, to the necessary and proper expense of reletting, including brokerage commissions, attorneys’ fees, tenant improvement costs, tenant allowances and other inducements, and the cost of removing, storing and selling any property of Tenant; then to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, including interest thereon; and then to the payment of any Rent or other sums due or to become due under this Lease. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises, but Tenant shall not be entitled to receive any excess of any such rents collected over the Rent reserved herein. Tenant further agrees to reimburse Landlord upon demand for

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any expenditures made by it for remodeling or repairing in order to relet the Premises and for all other expenses incurred in connection with such reletting (including attorney’s fees and brokerage commissions). Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Tenant of any liability under this Lease. Tenant shall instead remain liable for all Rent and for all such expenses;

(iii) commence proceedings against Tenant for all amounts owed by Tenant to Landlord, whether as Base Rent, Additional Rent, damages or otherwise;

(iv) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and shall pay to Landlord on demand an amount calculated as follows:

(A)	the worth, at the time of the award, of the unpaid Rent that has been earned at the time of termination of this Lease; and

(B)	the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises; and

(C)	the worth, at the time of the award, of the amount by which the unpaid Rent for the shorter of the balance of the Lease Term (or the then current extension period) after the time of the award or the period commencing with the time of the award and ending on the fifth (5th) anniversary of the effective date of Lease termination exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises for such shorter period; and

(D)	any other amount and court costs necessary to compensate Landlord for all detriment directly caused by Tenant’s failure to perform its obligations under this Lease.

The following words and phrases as used in this Paragraph 12(b)(iv) shall have the following meanings:

(x) The “worth at the time of the award” as used in Paragraph 12(b)(iv)(A) and (B) shall be computed by allowing interest at the Default Rate.

(y) The “worth at the time of the award” as used in Paragraph 12(b)(iv)(C) shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of Atlanta at the time of the award, plus two percent (2%); and

(z) The term “time of the award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth above or the date of entry of any determination, order or judgment of any court, whichever first occurs.

The amount as calculated above shall be deemed immediately due and payable upon demand. The payment of such amount calculated in Paragraph 12(b)(iv)(C) shall not constitute payment of Rent in advance for the remainder of the Lease Term. Instead, such sum shall be paid as agreed liquidated damages and not as a penalty; the parties agree that it is difficult or impossible to calculate the damages which Landlord will suffer as a result of a termination of this Lease following Tenant’s default, and this provision is intended to provide a reasonable estimate of such damages. If Landlord pursues the remedy described in this subparagraph (iv), Tenant waives any right to assert that Landlord’s actual damages are less than the amount calculated under this subparagraph (iv), and Landlord waives any right to assert that

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its damages are greater than the amount calculated under this subparagraph (iv). In determining the aggregate reasonable rental value pursuant to Paragraph 12(b)(iv)(C), the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (1) the length of time remaining in the Lease Term, (2) the then current market conditions in the general area in which the Building is located, (3) the likelihood of reletting the Premises for a period of time equal to the remainder of the Lease Term, (4) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (5) the vacancy levels in the general area in which the Building is located, (6) current levels of new construction that will be completed during the remainder of the Lease Term and how this construction will likely affect vacancy rates and rental rates, and (7) inflation;

(v) do or cause to be done whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this subparagraph (v), whether caused by the negligence of Landlord or otherwise; and

(vi) enforce the performance of Tenant’s obligations hereunder by injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant’s obligations hereunder).

(c) Landlord’s Remedies; Re-Entry Rights. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no other action on Landlord’s part, shall be construed as an acceptance of surrender of the Premises or an election to terminate this Lease unless a written notice of such intention executed by an authorized representative of Landlord be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction.

(d) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

(e) Partial Payments. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder or to Landlord’s right to exercise any one or more of its rights and remedies under this Lease, at law or in equity as a result of Tenant’s default in payment of the full amount of Rent due hereunder. All payments received by Landlord shall be applied by Landlord as Landlord shall determine, regardless of any notation that may be made on any check or any letter accompanying such payment.

(f) Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

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(g) Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed to secure debt, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a one-time late charge, but in no event more than the maximum late charge allowed by Law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(h) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(i) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(j) Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13.	ACCESS; CONSTRUCTION

Landlord shall at all reasonable times, during Business Hours and after at least one (1) business day’s notice (which may be delivered by email to Tenant’s facility manager at the email address for such facility manager provided by Tenant to Landlord in writing from time to time) (except that if, in the reasonable opinion of Landlord, an emergency exists, then at any time and without prior notice), have the right to enter the Premises to inspect the same, to supply any service (excluding janitorial, which shall be provided as set forth below) to be provided by Landlord to Tenant hereunder (no prior notice is required to provide routine services), to exhibit the Premises to prospective purchasers, lenders or tenants (but only during the last twelve (12) months of the Lease Term with respect to prospective tenants), to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise; provided that Landlord’s entry shall not unreasonably interrupt Tenant’s business operations, and, at Tenant’s option, a representative of Tenant may escort Landlord during any such entry and shall otherwise be in accordance with Tenant’s other reasonable security requirements.

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Tenant may require that an employee or representative of Tenant accompany Landlord’s janitorial personnel while in the Premises, provided, notwithstanding anything in this Lease to the contrary, and without limitation of the other terms and provisions hereof, to the extent that Landlord is delayed in entering the Premises or in otherwise performing its janitorial service obligations hereunder due to any of Tenant’s security requirements, including, without limitation, the unavailability of an employee or representative of Tenant to accompany Landlord’s janitorial personnel for such purposes, Landlord’s obligation to provide such janitorial services under this Lease shall thereupon be suspended on a day-for-day basis (or until the next regularly-scheduled day for the provision of such janitorial services, as the case may be, if later) for each day Landlord is so delayed as a result thereof, and in no event shall Landlord have any liability to Tenant, nor shall Landlord be deemed in default hereunder, in connection with any such delay.

Landlord reserves from the interest granted hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises. Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, except as otherwise expressly provided in this Lease, Landlord shall have access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets, provided, that Landlord shall take reasonable precautions to mitigate the disruption of Tenant’s operations in the Premises resulting from any entry permitted under this Paragraph 13 during Business Hours and provided further such access (except in the event an emergency exists in the reasonable opinion of Landlord) shall include the requirement that a representative of Tenant escort Landlord during any such entry, subject to the provisions set forth hereinbelow, and shall otherwise be in accordance with Tenant’s other reasonable security requirement. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. For purposes of inspection, janitorial services, and any other service to be provided by Landlord to Tenant under this Lease, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize any interruption of or interference with the business of Tenant. Unless any work would unreasonably interferes with Tenant’s use of the Premises if performed during Business Hours, all such repairs, decorations, additions and improvements shall be done during normal Business Hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs. Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.	BANKRUPTCY

(a) If at any time on or before the Phase II Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

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(b) If, after the Phase I Commencement Date, or if at any time during the Lease Term, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

15.	SUBSTITUTION OF PREMISES

[Intentionally deleted.]

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute security title to, a lien upon or affect the Project, the Building or the Premises. Landlord represents to Tenant that there are no Security Documents encumbering the Building as of the Date of this Lease. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the time such successor- in-interest obtains ownership of the Premises. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be reasonably required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed to secure debt or mortgage, in the form reasonably required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such reasonable time period shall be a default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree in writing on said party’s then-standard form (subject to commercially reasonable negotiation by Tenant) that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease. Tenant agrees to negotiate diligently and in good faith with such holder for the purpose of completing and executing the subordination, non-disturbance and attornment instrument; provided, however, that if Tenant and such holder or new landlord cannot agree to commercially reasonable terms, Tenant hereby acknowledges and agrees that the form attached as Exhibit H hereto and incorporated herein by this reference is a form acceptable to Tenant and that Tenant will enter into such form with such holder or new landlord in the form attached as Exhibit H upon written request from Landlord.

(b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed to secure debt or other Security Document made by Landlord covering the Premises, such ground lessor, master lessor or purchaser at foreclosure shall notify Tenant following such foreclosure and following Tenant’s receipt of such notice (which notice shall include contact information for such new landlord), Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Lease Term then remaining).

(c) [Intentionally deleted.]

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(d) Tenant shall, upon not less than fifteen (15) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the then current, actual knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit D is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Project.

(e) Landlord represents that there are no present ground or underlying leases of the Building or Project, and that no Security Documents are now in force against the Building or Project, or any part thereof, as of the Date of this Lease.

17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a) In the event of a sale or conveyance by Landlord of the Building or the Project, following successor Landlord’s assumption of all of Landlord’s obligations under this Lease, the existing Landlord shall be released from any and all liability under this Lease; provided, however, that the foregoing shall not limit successor Landlord’s obligation to correct any default of an ongoing and continuous nature that existed as of the date successor Landlord succeeded to existing Landlord’s interest in the Lease and violate Landlord’s obligations under this Lease. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall be in default of this Lease if Landlord fails to perform any term, covenant or condition of Landlord under this Lease and fails to cure such default within a period of thirty (30) days after Landlord’s receipt of notice (and receipt by each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify’ the address of the beneficiary) prior to the date upon which Tenant provides notice to Landlord of any such default of this Lease) from Tenant specifying such default (or if the default specified by Tenant is not capable of cure within such thirty (30) day period, if Landlord fails after notice from Tenant to commence to cure such default within a period of thirty (30) days after Landlord’s receipt of notice and diligently to pursue completion of such cure) (a “Landlord Default”). For purposes of this Paragraph 17, by way of example and not limitation, the date that Landlord’s insurance company is notified or the date that Landlord retains an architect, engineer, contractor or other third party consultant in conjunction with any such Landlord Default, shall be the deemed to be the date that Landlord commenced to cure a Landlord Default. Except as expressly set forth in Paragraph 17(c) below, in no event shall Tenant have the right to terminate this Lease or withhold Rent as a result of a Landlord Default and Tenant’s remedies shall be limited to an action for damages, injunction or specific performance of this Lease. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Project and not thereafter; provided, however, that the foregoing shall not limit successor Landlord’s obligation to correct any default of an ongoing and continuous nature that existed as of the date successor Landlord succeeded to existing Landlord’s interest in the Lease and violate Landlord’s obligations under this Lease. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

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(c) Notwithstanding any other language contained in this Lease to the contrary, Landlord acknowledges and agrees that if Landlord fails to timely cure a Landlord Default, such Landlord Default materially affects the health and safety of Tenant’s employees or prevents Tenant from conducting Tenant’s permitted use in the Premises (or any part thereof), and any repair obligations related thereto do not affect the building structure or the mechanical, electrical or plumbing elements of the Building (other than the mechanical, electrical or plumbing systems that exclusively serve the Premises), Tenant shall have the right to self-help set forth in this Paragraph 17(c) subject to and in accordance with the following terms and conditions:

(i) Prior to Tenant’s undertaking any action to cure or remedy such event or condition, Tenant shall first allow Landlord (and each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary) prior to the date upon which Tenant provides notice to Landlord) an additional fifteen (15) days to cure or remedy the event or condition receipt by Landlord of a notice from Tenant of intent to cure following a Landlord Default; provided, however, that if such event or condition cannot be cured within the fifteen (15) day period, such period shall be extended for a reasonable additional time, so long as Landlord commences to cure such event or condition within the fifteen (15) day period and proceeds diligently and continuously thereafter to effect such cure.

(ii) If Landlord or any such beneficiary under a Security Document fails to cure or remedy such event or condition within the applicable time period set forth hereinabove, Tenant may cure or remedy such event or condition, provided:

(a) Tenant shall use only such contractors, suppliers, etc. from Landlord’s approved list (or, if such contractors, suppliers, etc. are not reasonably available, then qualified, reputable contractors, suppliers, etc. that are not expressly prohibited by Landlord in writing) and that satisfy the insurance requirements set forth in Paragraph 4 of Section 3.02.D of Exhibit B to this Lease;

(b) Notwithstanding anything in this Paragraph 17(c) to the contrary, Tenant shall confine any such work to the Premises only and shall have no rights whatsoever to perform any work or repairs to or within any other portion of the Building;

(c) Tenant shall promptly effect such repairs in a good workerlike quality and manner;

(d) Tenant shall use new materials of equal or better quality to those used in other first class (Class A) office buildings in the market area;

(e) All such work shall be done and installed in compliance with all applicable governmental codes, laws, ordinances, orders and regulations;

(f) It shall be Tenant’s responsibility to cause each of Tenant’s contractors or subcontractors to (1) maintain continuous protection of any premises adjacent to the Premises in such manner (including the use of lights, guard rails and barricades and dustproof partitions where required) as to prevent any injury to persons or damage to the Building or any improvements therein or systems thereof by reason of the performance of Tenant’s work and (2) secure all parts of Tenant’s work against accidents, storms and all other hazards;

(g) Contractors and subcontractors participating in such work shall be required to remove and dispose of all garbage and debris;

(h) All acts of any Tenant’s contractor, subcontractor or supplier are the responsibility of Tenant, and any damage of any nature caused by Tenant or its contractors, subcontractors or suppliers will be governed by Paragraph 8(e); and

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(i) If Tenant or it agents, employees or contractors voids any of Landlord’s warranties, Tenant shall assume all responsibility and costs with regard thereto to the extent such costs would have been covered by such warranty had it not been voided.

(iii) Tenant may deliver an invoice to Landlord for the reasonable actual out-of-pocket costs and expenses actually incurred by Tenant (together with reasonable supporting documentation) and Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant. If Landlord refuses or fails to repay such amount within such thirty (30) day time period provided above, except as expressly provided hereinbelow, Tenant’s sole remedy will be an action for damages against Landlord, it being acknowledged and agreed that in no event whatsoever shall Tenant have any right to set off or deduction against rent or other amounts thereafter due hereunder by virtue of having performed maintenance or repairs pursuant to its rights contained in this Paragraph 17(c), except as otherwise expressly set forth hereinbelow. If (i) Tenant obtains a judgment against Landlord on account of a Landlord Default and (ii) Landlord does not pay the amount due Tenant under such judgment within the time provided for payment of such judgment or court order, Tenant may, at its option, upon thirty (30) days’ notice to Landlord (with a copy of such notice being sent to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary) prior to the date upon which Tenant provides notice to Landlord) offset such amounts due Tenant against its payment of Rent payable under this Lease to the extent of such amount due. Tenant agrees that the cure or rectification by any party entitled to receive notice pursuant to this Paragraph 17 shall be deemed a cure or rectification by Landlord hereunder. Tenant may not offset in any one (1) calendar month in excess of fifty percent (50%) of Rent for that month and provided further, however, that if Tenant has not recouped through the exercise of its offset rights all amounts owed to Tenant hereunder at the time the Lease expires or is terminated, any balance shall be then due and owing by Landlord within ninety (90) days after such expiration or termination, subject to any offsets Landlord may have against amounts owing by Tenant to Landlord and there then being no event of default by Tenant hereunder. If, upon the expiration of the Lease Term, Tenant has not recouped by Rent offsets all amounts due Tenant under this Paragraph 17, Tenant may, at its option by delivering at least thirty (30) days prior written notice to Landlord, extend the Lease by a period required to recoup Rent offsets, which extension shall terminate effective as of the thirtieth (30th) day following Landlord’s payment in full of all amounts due Tenant under this Paragraph 17. However, if Tenant offsets amounts payable to Tenant under a judgment and if Landlord shall appeal such judgment and it shall be determined upon such appeal that all or any portion of the amounts offset by Tenant were not due or payable by Landlord or owed to Tenant, Landlord may terminate any such extension of the Lease by delivery of thirty (30) days prior written notice to Tenant and Tenant shall pay Rent to Landlord for any such extension period at the holdover rate set forth in Paragraph 19(f) within thirty (30) days after receipt of such notice.

(iv) Notwithstanding anything in this Paragraph 17(c) to the contrary, Tenant shall have no right hereunder at any time after which (a) Tenant is in default under this Lease beyond any applicable notice and cure periods, (b) this Lease is not in full force and effect, (c) Intentionally Deleted, or (d) Tenant is in default under any other written agreement with Landlord with respect to the Project beyond any applicable notice and cure periods.

18.	PARKING; COMMON AREAS

(a) Tenant shall have the right to the nonexclusive use of the number of parking spaces specified in Item 13 of the Basic Lease Provisions located in the parking garage serving the Building for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon not less than thirty (30) days’ prior written notice to Tenant, to designate the location of a portion of Tenant’s unreserved, unassigned parking spaces at a per square foot ratio of 1 space per 1,000 rentable square feet to the top level of that certain parking deck (the “Concourse IV Parking Deck”) otherwise serving that certain building within the Project known as Corporate Center TV and located at Four Concourse Parkway (“Concourse IV”). The parking spaces specified in Item 13 of the Basic Lease Provisions shall be free of charge to Tenant throughout the Lease Term. There will be no additional charge for any access cards issued to Tenant to provide access to the parking garage outside of garage opening hours; provided, however, that Landlord may charge for the replacement of any lost or

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stolen cards. Tenant’s parking rights shall include the twenty (20) reserved parking spaces currently being used by Tenant as follows: (1) ten (10) reserved parking spaces within the secured area of the parking facility as provided in the Sublease (defined in Paragraph 2 of Exhibit F hereto), subject, however, to the Sublease; and (2) ten (10) reserved parking spaces (numbered B60, B61, B62, B63, B64, B65, B66, B67, B68, B69 in the parking garage serving the Building) as provided for use by Tenant from Landlord pursuant to that certain letter agreement, dated September 3, 2009, from Bernard Lee to Annette Beach, all such reserved parking spaces being provided at no additional cost to Tenant during the Lease Term. Tenant shall have access to the parking spaces twenty-four (24) hours a day, seven (7) days a week, every day of the year. The use of Tenant’s parking spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas and Landlord will not discriminate against Tenant in the enforcement of such rules. Landlord further reserves the right to make such changes to the parking system as Landlord may reasonably deem necessary from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas (provided that any such reserved or specially assigned areas shall not unreasonably interfere with Tenant’s use of Tenant’s parking spaces hereunder). Landlord shall use commercially reasonable efforts to enforce the reservation of reserved parking spaces, if any. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those reasonably designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Project’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the Rules and Regulations attached hereto as Exhibit C, as such Rules and Regulations may be amended from time to time or at any time as provided in this Lease. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that (i) there shall be no unreasonable obstruction preventing access to or use of the Premises resulting therefrom, (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises and parking spaces and (iii) Landlord shall provide notice to Tenant prior to commencing any activities which might materially and adversely affect Tenant’s use of the Premises and/or parking spaces. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the

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terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof. Landlord represents and warrants that no such existing (or future) rights and interests of third parties, ground leases, easements and/or encumbrances, zoning regulations, rules, ordinances and/or building restrictions shall materially interfere or restrict Tenant’s permitted use of the Premises and/or Common Areas as contemplated under the terms of this Lease as of the Date of this Lease.

(c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Expenses so as to include or exclude areas as Landlord shall from time to time reasonably determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Expenses are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Expenses, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. The Rentable Area of the Project is subject to adjustment by Landlord from time to time to reflect any remeasurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Project as designated by Landlord. Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole but reasonable discretion, to allocate and prorate any portion or portions of the Operating Expenses on a building-by-building basis, on an aggregate basis of all buildings in the project currently referred to as “Concourse”, or any other reasonable manner. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Project.

19.	MISCELLANEOUS

(a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding. Notwithstanding anything contained in this Lease to the contrary, the words “reasonable attorneys’ fees,” “attorneys’ fees,” “counsel fees” and words of similar import shall mean only reasonable attorneys’ fees actually incurred at hourly rates customarily charged, without reference to any formula contained in Section 13-1-11 of the Official Code of Georgia Annotated, or in any other applicable law. For purposes of this Paragraph 19(a), the phrase “prevailing party” shall mean the party who receives substantially the relief desired, whether by dismissal, arbitrator’s decision, settlement or otherwise.

(b) Waiver. No waiver by either party of any provision of this Lease or of any breach by either party hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by such party. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as FedEx or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Paragraph 19(c)

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(or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph 19(c); provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord. Certain notices required to be given by Tenant to Landlord pursuant to Paragraph 17(b) above must also be given to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary).

(d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters. Notwithstanding the foregoing, Tenant shall be permitted to install a security card reader access system subject to and in accordance with the terms of Paragraph 9 of Exhibit F attached hereto.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f) Holding Over. Provided Tenant gives Landlord not less than two hundred seventy (270) days advance written notice (the “Holdover Notice”), Tenant shall be permitted to retain possession of the Premises after the expiration of the Term without any modification of this Lease, except as provided herein, or other written agreement between the parties for a period of up to six (6) months after the Expiration Date, as specifically elected in such Holdover Notice. If Tenant’s Holdover Notice fails to elect a permitted holdover term, then such election shall be deemed to have been for a period of six (6) months. Tenant’s occupancy during such permitted holdover shall be pursuant to all of the terms and conditions of this Lease, except that Tenant shall pay Base Rent in the amount of one hundred ten (110%) of the Base Rent in effect immediately prior to the expiration of the Term, plus all other Rent provided for in this Lease, except that, after the expiration of such elected (or deemed elected) holdover period the foregoing provisions of this Paragraph 19(f) shall no longer be effective. After the expiration of such permitted holdover period, or at any other time after the expiration or termination of this Lease during which Tenant remains in occupancy of the Premises without the express right to do so under this Paragraph 19(f), Tenant shall be a tenant-at-sufferance, and until Tenant relinquishes possession of the Premises, Tenant shall pay rent in an amount equal to two hundred percent (200%) of the Base Rent in effect immediately prior to the expiration or termination of the Lease Term, plus all other Rent provided for in this Lease, and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to such tenancy. If Tenant remains in possession after termination of this Lease without Landlord’s acquiescence or consent, Tenant shall thereupon be

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subject to summary eviction as provided by Law. Nothing in this paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any termination of this Lease by Landlord, or as an exclusive remedy in the event of a holdover. There shall be no renewal of this Lease by operation of law. This Paragraph 19(f) shall survive the termination of this Lease by lapse of time or otherwise.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANTS TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Lease Term without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises and/or Common Areas by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord as set forth in this Lease.

(k) Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless for, from, and against all claims through Tenant for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in

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connection with such claims, including reasonable attorneys’ fees and costs. Landlord represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless for, from, and against all claims through Landlord for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. The brokers named in Item 12 of the Basic Lease Provisions shall be paid a commission by Landlord pursuant to separate agreements between such brokers and Landlord.

(l) Project or Building Name and Signage. Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, provided same is in compliance with other Class A office buildings in the Market Area. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom. All Project and Building signage shall be in keeping with other similar first-class (Class A) office buildings in the North Central Perimeter market area of Atlanta, Georgia.

(m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of its provisions.

(o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Paragraphs 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose, except as otherwise expressly provided in this Lease. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q) Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder. Each individual executing this Lease on behalf of Landlord hereby represents that Landlord is a duly authorized and existing limited liability company and is qualified to do business in the State as of the Lease Date, and that the limited liability company has full right and authority to enter into this Lease and that each person signing on behalf of the limited liability company is authorized to do so.

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(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rent Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all rules and regulations (the “Rules and Regulations”) of the Building and the Project imposed by Landlord as set forth on Exhibit C attached hereto, as the same may be reasonably changed from time to time upon reasonable notice to Tenant. Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations; provided, however, that Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. If there is any conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall apply and prevail.

(u) Joint Product. This Lease is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v) Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited (or unaudited if audited financial statements are not available) financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant (and, if audited, an independent auditor) to be true, accurate and complete in all material respects, reflecting Tenant’s then current financial condition; provided, however, that so long as Dell, Inc. is obligated as the Guarantor under the Guaranty (defined below) or Tenant (or Guarantor) is a publicly traded company on a recognized United States stock exchange such as the New York Stock Exchange and Tenant’s (or Guarantor’s) financials are readily available to the public, Tenant shall have no obligations under this Section 19(v) to provide financial statements to Landlord. Regardless, Tenant shall not be required to deliver the financial statements required under this subparagraph (v) more than one (1) time in any 12-month period unless requested by the holder of any Security Documents, ground lessor or a prospective buyer or lender of the Building or Project or a default occurs.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Paragraph 6 and Paragraph 8 of this Lease and Paragraph 19(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y) Waiver of Right to Jury Trial. LANDLORD AND TENANT WAIVE THEIR RESPECT WE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY

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CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

(z) Office and Communications Services.

(aa) Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted, at Tenant’s sole option, to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(bb) Tenant shall have the right to install cabling and wiring in Tenant’s Proportionate Share of the shafts, conduits and risers of the Building, to the extent reasonably necessary to meet Tenant’s cabling and wiring requirements, as part of the Tenant Improvements (as defined in Exhibit B) and thereafter in order to connect Tenant’s voice, data and utility services between the Premises, the Must-Take Space and the roof of the Building and/or the Equipment Space and between the Premises and Tenant’s facilities and Supplemental Equipment. Tenant’s use of such conduits, shafts and risers shall be free of charge during the Lease Term, but shall otherwise be subject to and in accordance with the other terms and conditions of this Lease. Tenant or its contractor shall be provided access to the shafts, conduit and risers during the Lease Term, subject to Landlord’s security measures and other rules and regulations related to such areas of the Building. All conduit, cabling and wiring installed by or on behalf of Tenant shall be labeled, dated and otherwise identified as reasonably directed by Landlord.

(cc) OFAC Compliance.

(i) Certification. Landlord and Tenant each certifies, represents, warrants and covenants to the other, to the best of its knowledge, that:

(A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

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(dd) No Easement For Light, Air And View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(ee) Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Landlord and Tenant each hereby agree that it and its partners, members, officers, directors, employees, agents, real estate brokers and sales persons, and attorneys shall not disclose the terms of this Lease to any other person without the other party’s prior written consent, except: (x) as to Tenant, its accountants in connection with an audit of any statement described in Paragraph 3 of this Lease and/or the preparation of its financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease, and (y) as to Landlord, any prospective purchaser, ground lessee, or mortgagee of the Building or Project or any part thereof, or its accountants in connection with the preparation of its financial statements or tax returns, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease. Notwithstanding the foregoing, the parties may disclose the terms and conditions of this Lease (i) if required by law or court order, or as required by federal or state financial or regulatory examiners, or other regulatory or professional association officials having jurisdiction over such party, (ii) in connection with any action or proceeding involving this Lease or any disputes arising hereunder or in connection herewith, and (iii) to their respective attorneys, accountants, employees, agents, officers, principals, existing or prospective financial partners, investors, lenders or prospective lenders, purchasers or prospective purchasers, transferees, successors, and assign (so long as each of the same are advised by the parties of the confidential nature of such terms and conditions).

(ff) Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant finish allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Lease Term. Upon the occurrence of an event of default (as defined in Paragraph 12) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and the then unamortized value of any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph 19(ff) shall not be deemed a waiver by Landlord of the provisions of this Paragraph 19(ff) unless specifically so stated in writing by Landlord at the time of such acceptance. For purposes of this Paragraph 19(ff), the rent, other charge, bonus, inducement or consideration theretofore abated shall be reduced monthly, with each timely payment by Tenant of a full installment of monthly Rental under this Lease, by the amount which the principal of a loan equal to the inducement or inducements funded in full as of the Commencement Date would be amortized and repaid, as of the date of each such monthly installment, together with accrued but unpaid interest thereon at the rate of nine percent (9%) per annum, in equal monthly installments of principal and interest, assuming timely installment payments of principal and interest but without prepayment, commencing on the first day of the month following the expiration of the any abatement period and continuing on the first day of each of the succeeding calendar months thereafter during the Initial Term.

(gg) ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

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(hh) No Estate in Land. Tenant shall be granted a usufruct only in the Premises under this Lease, and not a leasehold or other estate in land, and that Tenant’s interest hereunder is not subject to levy, execution and sale and is not assignable except with Landlord’s prior written consent.

(ii) Guaranty. The obligations of Tenant hereunder shall be guaranteed by the Guarantor identified in Item 16 of the Basic Lease Provision, evidenced by execution of that certain Guaranty of Lease attached hereto as Exhibit G (“Guaranty”). Tenant acknowledges that this Lease will not be entered into by Landlord without Landlord’s receipt of the Guaranty. Such Guaranty is a material consideration for this Lease. Tenant acknowledges and agrees that a default under the Guaranty shall be deemed a default hereunder.

(jj) Waiver of Landlord’s Lien. Landlord hereby waives any and all liens on Tenant’s personal property and equipment and fixtures in the Premises and the Project, whether provided for by law, rule, regulation or constitutional provision.

(kk) Business Day. For purposes of this Lease, the term “business day” shall mean any day that is not a Saturday, Sunday, or a Holiday; and the term “Holiday” shall be deemed to mean and include federal and Georgia state holidays, and any other holiday observed by the owners of comparable buildings in the Market Area.

20.	NONRECOURSE LIABILITY; WAIVER OF CONSEQUENTIAL AND SPECIAL DAMAGES

NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, THE OBLIGATIONS OF LANDLORD UNDER THIS LEASE (INCLUDING ANY ACTUAL OR ALLEGED BREACH OR DEFAULT BY LANDLORD) DO NOT CONSTITUTE PERSONAL OBLIGATIONS OF THE INDIVIDUAL PARTNERS, DIRECTORS, OFFICERS, MEMBERS OR SHAREHOLDERS OF LANDLORD OR LANDLORD’S MEMBERS OR PARTNERS, AND TENANT SHALL NOT SEEK RECOURSE AGAINST THE INDIVIDUAL PARTNERS, DIRECTORS, OFFICERS, MEMBERS OR SHAREHOLDERS OF LANDLORD OR AGAINST LANDLORD’S MEMBERS OR PARTNERS OR AGAINST ANY OTHER PERSONS OR ENTITIES HAVING ANY INTEREST IN LANDLORD, OR AGAINST ANY OF THEIR PERSONAL ASSETS FOR SATISFACTION OF ANY LIABILITY WITH RESPECT TO THIS LEASE. ANY LIABILITY OF LANDLORD FOR A DEFAULT BY LANDLORD UNDER THIS LEASE, OR A BREACH BY LANDLORD OF ANY OF ITS OBLIGATIONS UNDER THE LEASE, SHALL BE LIMITED SOLELY TO ITS INTEREST IN THE PROJECT (INCLUDING THE UNENCUMBERED INSURANCE AND CONDEMNATION PROCEEDS, LANDLORD’S INTEREST IN THIS LEASE, AND THE PROCEEDS FROM ANY SALE OR OTHER DISPOSITION OF THE PROJECT BY LANDLORD AFTER THE DATE OF ANY JUDGMENT GIVING RISE TO SUCH LIABILITY), AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD, ITS PARTNERS, DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS OR ANY OTHER PERSONS OR ENTITIES HAVING ANY INTEREST IN LANDLORD. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT’S SOLE AND EXCLUSIVE REMEDY FOR A DEFAULT OR BREACH OF THIS LEASE BY LANDLORD SHALL BE EITHER (I) AN ACTION FOR DAMAGES, OR (II) AN ACTION FOR INJUNCTIVE RELIEF; TENANT HEREBY WAIVING AND AGREEING THAT TENANT SHALL HAVE NO OFFSET RIGHTS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE) OR RIGHT TO TERMINATE THIS LEASE ON ACCOUNT OF ANY BREACH OR DEFAULT BY LANDLORD UNDER THIS LEASE. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL LANDLORD EVER BE LIABLE FOR PUNITIVE, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES UNDER THIS LEASE AND TENANT WAIVES ANY RIGHTS IT MAY HAVE TO SUCH DAMAGES UNDER THIS LEASE IN THE EVENT OF A BREACH OR DEFAULT BY LANDLORD UNDER THIS LEASE. NEITHER TENANT, NOR ANY OFFICER, DIRECTOR, OR SHAREHOLDER OF TENANT OR ANY OF THE MEMBERS, MANAGERS OR PARTNERS OF TENANT SHALL HAVE ANY PERSONAL LIABILITY WHATSOEVER WITH RESPECT TO THIS LEASE, AS AT ANY TIME AMENDED, MODIFIED OR EXTENDED. LANDLORD HEREBY WAIVES ALL CLAIMS AGAINST TENANT FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ALLEGEDLY SUFFERED BY LANDLORD, INCLUDING LOST PROFITS AND BUSINESS INTERRUPTION, EXCEPT TO THE EXTENT RELATED TO

46

ANY HOLDOVER BY TENANT (OTHER THAN WITH RESPECT TO WHICH TENANT PROVIDED THE HOLDOVER NOTICE); PROVIDED THAT TENANT SHALL ONLY BE LIABLE FOR CONSEQUENTIAL, OR SPECIAL DAMAGES OR LOST PROFITS IF TENANT CONTINUES TO HOLDOVER TEN (10) BUSINESS DAYS FOLLOWING TENANTS RECEIPT OF A NOTICE FROM LANDLORD DURING ANY HOLDOVER BY TENANT THAT LANDLORD HAS SIGNED A LETTER OF INTENT WITH ANOTHER TENANT AND LANDLORD WILL INCUR CONSEQUENTIAL, OR SPECIAL DAMAGES OR LOST PROFITS IF TENANT CONTINUES TO HOLDOVER.

47

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN TEACHERS CONCOURSE, LLC, AS LANDLORD,

AND SECUREWORKS, INC. AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the Date of this Lease.

“LANDLORD”:		“TENANT”:

TEACHERS CONCOURSE, LLC, a Delaware limited liability company		SECUREWORKS, INC., a Georgia corporation

By:	/s/ Michael Crawford	By:	/s/ Janet B. Wright
Name:	Michael Crawford	Name:	Janet B. Wright
Title:	Director	Title:	Vice President
Tenant’s Federal Employer Identification Number: 2032356

48

EXHIBIT A-1

PHASE I PREMISES (Suite 186)

A-1 - 1

EXHIBIT A-1

PHASE I PREMISES (Shaft Space)

A-1 - 2

EXHIBIT A-1

PHASE I PREMISES (Shaft Space)

A-1 - 3

EXHIBIT A-1

PHASE II PREMISES

North
0 5 10 20 40

Concourse I · Third Floor • Phase II Premises

Exhibit A-1

A-1 - 4

EXHIBIT A-1

MUST TAKE SPACE

North
0 5 10 20 40

Concourse I · Fourth Floor • Must Take Space

Exhibit A-1

A-1 - 5

EXHIBIT A-1

MUST TAKE SPACE

A-1 - 6

EXHIBIT A-2

LEGAL DESCRIPTION - CORPORATE CENTER I

All that tract or parcel of land lying and being in Land Lot 17, 17th District, Fulton County, Georgia (also lying in Parcel I and II on a plat titled ‘Survey for the Landmarks Group Properties Corporation and Republicbank Dallas, National Association,” dated February 13, 1982, last revised June 10, 1983 by H.E. Harper) and being more particularly described as follows:

To reach the TRUE POINT OF BEGINNING commence at the intersection of the former Southern Right-of-Way of Hammond Drive if extended (which Right-of-Way varies, but was 47.9 feet from the centerline) and the former Western Right-of-Way of Peachtree Dunwoody Road if extended (which Right-of-Way varies, but was 41.7 feet from the centerline); thence along the former Western Right-of-Way of Peachtree Dunwoody Road South 02° 14’ 39” East a distance of 301.51 feet to a point; thence continuing along said former Right-of-Way South 00° 04’ 42” West a distance of 128.30 feet to a point; thence continuing along said former Right-of-Way South 02° 51’ 09” West a distance of 257.51 feet to a point; thence leaving said former Western Right-of-Way of Peachtree Dunwoody Road North 77° 53’ 10” West a distance of 10.61 feet to a point on the existing Western Right-of-Way of Peachtree Dunwoody Road, which point marks the TRUE PONT OF BEGINNING; thence continuing along said Right-of- Way South 02° 44’ 14” West a distance of 151.23 feet to a point; thence continuing along said Right-of-Way South 07° 31’ 24” West a distance of 221.06 feet to a point; thence continuing along said Right-of-Way South 04° 28’ 01” West a distance of 118.92 feet to a point; thence continuing along said Right-of-Way South 19° 17’ 25” West a distance of 285.24 feet to a point at its intersection with the Northwestern Right-of-Way of Interstate Highway 285 (variable Right-of-Way); thence along the Northwestern Right-of-Way of Interstate Highway 285 South 60° 30’ 32” West a distance of 147.38 feet to a point; thence leaving said Right-of-Way North 05° 24’ 46” West a distance of 376.07 feet to a point; thence North 42° 24’ 02” West a distance of 290.00 feet to a point; thence North 87° 17’ 14” West a distance of 67.30 feet to a point; thence South 02° 39’ 32” West a distance of 76.13 feet to a point; thence South 41° 31’ 43” East a distance of 15.32 feet to a point; thence South 02° 41’ 25” West a distance of 42.42 feet to a point; thence South 42° 11’ 23” East a distance of 15.25 feet to a point; thence South 02° 39’ 32” West a distance of 146.02 feet to a point; thence South 47° 35’ 58” West a distance of 32.58 feet to a point; thence North 87° 18’ 03” West a distance of 157.13 feet to a point; thence South 02° 42’ 14” West a distance of 71.88 feet to a point; thence North 42° 17’ 47” West a distance of 203.28 feet to a point; thence North 02° 41’ 57” East a distance of 372.38 feet to a point; thence South 88° 54’ 38” East a distance of 49.13 feet to a point; thence North 02° 33’ 01” East a distance of 113.39 feet to a point; thence South 87° 18’ 46” East a distance of 0.27 feet to a point; thence North 02° 42’ 10” East a distance of 424.58 feet to a point; thence South 87° 56’ 37” East a distance of 68.50 feet to a point; thence North 02° 01’ 32” East a distance of 256.17 feet to a point on the existing Southern Right-of-Way of Hammond Drive; thence along the Southern Right-of-Way of Hammond Drive South 87° 58’ 03” East a distance of 61.05 feet to a point; thence South 02° 06’ 51” West a distance of 33.08 feet to a point; thence along a curve to the left an arc distance of 140.82 feet (said curve having a radius of 197.50 feet, a chord distance of 137.85 feet and a chord bearing South 18° 18’ 41” East) to a point; thence South 38° 44’ 13” East a distance of 11.29 feet to a point; thence along a curve to the right an arc distance of 131.62 feet (said curve having a radius of 182.00 feet, a chord distance of 128.77 feet and a chord bearing South 18° 01’ 09” East) to a point; thence South 02° 41’ 56” West a distance of 345.47 feet to a point; thence along a curve to the left an arc distance of 78.54 feet (said curve having a radius of 100.00 feet, a chord distance of 76.54 feet and a chord bearing South 19° 48’ 05” East) to a point; thence South 42° 18’ 06” East a distance of 88.44 feet to a point; thence along a curve to the left an arc distance of 154.72 feet (said curve having a radius of 197.00 feet, a chord distance of 150.77 feet and a chord bearing South 64° 48’ 03” East) to a point; thence South 87° 17’ 59” East a distance of 13.11 feet to a point; thence along a curve to the right an arc distance of 73.79 feet (said curve having a radius of 201.00 feet, a chord distance of 73.38 feet and a chord bearing South 76° 46’ 59” East) to a point; thence North 09° 38’ 55” East a distance of 74.44 feet to a point; thence South 87° 17’ 14” East a distance of 86.84 feet to a point; thence along a curve to the left an arc distance of 179.36 feet (said curve having a radius of 127.50 feet, a chord distance of 164.93 feet and a chord bearing North 52° 24’ 48” East) to a point; thence South 77° 53’ 10” East a distance of 40.66 feet to the TRUE POINT OF BEGINNING, said tract containing 11.898 acres.

The legal description as contained herein is based on the property as shown on that certain survey titled “As-Built Survey of Concourse Corporate Center I for Concourse I, Ltd. and Lawyers Title Insurance and Chicago Title Insurance Company,” dated September 21, 1984, last revised September 17, 1986, prepared by Benchmark Engineering Corporation, bearing the certification of Thomas A. Kohn, Georgia Registered Land Surveyor No. 2208.

A-2 - 1

EXHIBIT B

WORK LETTER

Landlord and Tenant executed the within and foregoing Lease for the Premises on the first (1st), second (2nd) and third (3rd) floors of the Building to which this Work Letter is attached as Exhibit B thereto. To induce Tenant to enter into the Lease and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

ARTICLE 1 - DEFINITIONS

The following terms shall have the meanings described below. Terms not defined herein shall have the meaning given in the Lease:

Tenant Improvement Allowance shall mean the amount set forth in Item 18 of the Basic Lease provisions to this Lease.

Base Building Improvements shall mean the Building Standard improvements constructed or installed in the Building as of the Date of this Lease.

Building Standard Materials shall mean the quality and type of materials and finishes in the Building as of the Date of this Lease.

Contractor shall mean the party selected in accordance with Article 3 herein to perform the Tenant Improvements.

Change Order shall mean any alteration, substitution, addition or change to or in the Tenant Improvement Construction Documents requested by Tenant after the same have been consented to by Landlord.

Completion Date shall mean the date of Substantial Completion of Tenant Improvements under the Tenant Improvement Construction Documents.

Construction Contract shall mean the agreement to be entered between Tenant and Contractor for the construction of the Tenant Improvements.

Substantial Completion or Substantially Complete shall be as described in Section 3.04 hereof.

Tenant’s Architect shall mean Rubio Design Studio, LLC, a Georgia limited liability company, or any other architect/space planner appointed by Tenant at Tenant’s discretion, provided Tenant’s architect is licensed and in good standing in the State of Georgia.

Tenant’s Costs shall mean the aggregate of all costs and expenses of constructing the Tenant Improvements, including, without limitation, all costs and expenses related to the design (including any revision and redesign costs) of the Tenant Improvements.

Tenant Improvements shall mean all improvements constructed or installed in or on the Premises in accordance with the Tenant Improvement Construction Documents.

Tenant Improvement Costs shall mean the aggregate cost for the Tenant Improvements, approved by Tenant, together with the cost of any Change Orders as provided in Section 3.03 hereof and the Construction Supervision Fee paid in accordance with Article IV hereof.

Tenant Improvement Construction Documents shall mean the working drawings, specifications and finish schedules for the Tenant Improvements prepared by Tenant’s Architect and consented to by Landlord in accordance herewith.

Tenant Space Plans shall mean the space plans prepared by K2J, Inc. entitled “Dell/SecureWorks Atlanta, Restack Evaluation, Scheme 3, Revision March 14, 2012, true and correct copies of which Tenant Space Plans are attached as Exhibit B-1 hereto and made a part hereof.

Tenant’s Work shall mean all work in or about the Premises not within the scope of the work necessary to construct the Tenant Improvements, such as (by way of illustration and not limitation) delivering and installing furniture, telephone equipment and wiring and office equipment.

Working Day shall mean the period from 9:00 A.M. until 5:00 P.M. on any Monday through Friday, excluding Holidays. By way of illustration, any period described in this Work Letter as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.

ARTICLE 2. TENANT SPACE PLANS AND TENANT

IMPROVEMENT CONSTRUCTION DOCUMENTS

Section 2.01 Schedule for Preparation

Tenant shall contract with Tenant’s Architect for the preparation of the Tenant Improvement Construction Documents, which shall be materially consistent with the Tenant Space Plans, for the Tenant Improvements, which shall be consented to and approved by Landlord and Tenant as provided hereinbelow.

1.	Tenant shall cause Tenant’s Architect to prepare and deliver to Landlord the Tenant Improvement Construction Documents.

2.	By the end of the fifth (5th) full Working Day after receipt of the Tenant Improvement Construction Documents, Landlord shall review and resubmit the same to Tenant and Tenant’s Architect, either with Landlord’s consent or comments thereto.

3.	After receipt of Landlord’s comments to the Tenant Improvement Construction Documents, Tenant shall cause Tenant’s Architect to resubmit to Landlord the Tenant Improvement Construction Documents with such changes or information as requested by Landlord.

4.	The process described in Section 2.01(2) and (3) shall continue until Landlord is satisfied that such proposed Tenant Improvement Construction Documents are acceptable, but once Tenant Improvement Construction Documents have been resubmitted to Landlord, Landlord shall confine Landlord’s comments thereupon only to changes made by Tenant’s Architect or the changes requested by Landlord to the prior submission of Tenant Improvement Construction Documents, but not made by Tenant’s Architect. Once Landlord is satisfied that such proposed Tenant Improvement Construction Documents are acceptable in accordance with the above, Landlord shall notify Tenant, and the Tenant Improvement Construction Documents as so consented to by Landlord shall constitute the final Tenant Improvement Construction Documents for the Tenant Improvements

5.	Tenant acknowledges and agrees that Landlord may engage architects and engineers for purposes of reviewing the Tenant Space Plans and Tenant Improvement Construction Documents. Any approval or consent by Landlord of any items submitted by Tenant or Tenant’s Architect to and/or reviewed by Landlord pursuant to this Work Letter shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation or warranty by Landlord that the design is safe or structurally sound or will comply with any legal or governmental requirements. Any deficiency, mistake or error in design, although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design.

6.	Landlord acknowledges and agrees that any consent or approval of Landlord contemplated under this Work Letter shall not be unreasonably withheld or conditioned and that any failure or refusal of Landlord to approve or disapprove the Tenant Improvement Construction Documents or any revisions thereto, or to any Change Orders (as defined below), or other item, as the case may be, within the time periods set forth under this Work Letter shall be deemed an approval/consent by Landlord hereunder if Landlord fails to respond to Tenant’s request therefor within five (5) Working Days following Landlord’s receipt of a second (2nd) written request from Tenant therefor (so long as such written request for consent contains the following statement in large, bold, and capped font “PURSUANT TO EXHIBIT B OF THE LEASE, IF LANDLORD FAILS TO TIMELY RESPOND WITHIN FIVE (5) WORKING DAYS OF LANDLORD’S RECEIPT HEREOF, LANDLORD SHALL DE DEEMED TO HAVE APPROVED TENANT’S REQUESTED TENANT IMPROVEMENT CONSTRUCTION DOCUMENTS / CHANGE ORDERS / CONTRACTOR”). Any deemed approval/consent of Landlord under this Work Letter shall have the same result as Landlord having given Landlord’s written consent or approval.

ARTICLE 3. CONSTRUCTION OF TENANT IMPROVEMENTS

Section 3.01 Acceptance of Premises.

A.	Except as otherwise expressly provided in this Work Agreement and Section 3.01.C. below, the Premises are delivered to the Tenant “AS IS, WHERE IS, WITH ALL FAULTS” and without any warranty or representation (express or implied) whatsoever, subject to material, latent defects to the Premises that will not otherwise be demolished by Landlord or Tenant and that are disclosed to Landlord in writing within three (3) Working Days after the discovery thereof, but in no event later than three (3) Working Days after completion of the demolition work necessary for the construction of the Tenant Improvements. Any latent defects not so disclosed to Landlord shall be deemed waived.

B.	Intentionally Deleted.

C.	The following work shall be performed by Landlord:

1.	Landlord, at Landlord’s cost, will install the new corridor and new double door entry to Suite 186 (part of the Phase I Premises) as shown in the plan attached hereto as Schedule B-2 (collectively, “Landlord’s Suite 186 Work”). Landlord’s Suite 186 Work shall be commenced and promptly completed by Landlord following the Date of this Lease.

2.	Landlord, at Landlord’s cost, will cause Building standard window blinds to be installed and/or repaired, as required, so that all exterior windows of the Phase I Premises and the Phase II Premises, have Building standard window blinds that are in good working order (“Landlord’s Phase II Premises Window Blind Work”). Landlord’s Phase I Premises Window Blind Work shall be completed on or before the Phase I Commencement Date. Landlord’s Phase II Premises Window Blind Work shall be completed on or before the Phase II Commencement Date. Such Window Blind Work shall be coordinated with Tenant.

3.	Landlord shall perform whatever work is required so that all of the electrical rooms serving the Premises are in full compliance with all Laws as of the Phase I Commencement Date, and the Phase II Commencement Date, as applicable.

Section 3.02 Construction of Tenant Improvements.

A.	Tenant shall be permitted to contract with HITT Contracting, Inc. (“HITT”) as the general contractor for the construction and installation of the Tenant Improvements. In the event Tenant elects to select another Contractor, Landlord shall have three (3) Working Days to disapprove the Contractor selected by Tenant, any such disapproval by Landlord being subject to Section 2.01(6) above.

B.	Tenant shall enter into a Construction Contract with Contractor to construct the Tenant Improvements.

C.	All Tenant Improvements shall be constructed and installed by the Contractor and subcontractors and workmen engaged by Contractor. Notwithstanding anything in this Work Letter to the contrary, Landlord may require that Tenant select subcontractors including, without limitation, MEP contractors, from a list of such parties for any portion of the Tenant Improvements involving fire alarm work or work affecting base building systems or equipment. Tenant shall have a right to propose alternate subcontractors, including Allison Smith Company, LLC, for such fire alarm work or work affecting base building systems or equipment subject to Landlord’s disapproval pursuant to Section 2.01(6) above.

D.	Tenant shall construct the Tenant Improvements, at its sole cost and expense, in accordance with the Tenant Improvement Construction Documents (and any changes thereto approved by Landlord) and in accordance with the following requirements:

1.	All Tenant Improvements shall be constructed and installed in compliance with all applicable Laws and otherwise in accordance with the Tenant Improvement Construction Documents. Tenant, and not Landlord, shall be responsible for assuring that each and every aspect of the Tenant Improvement Construction Documents comply and conform with all applicable Laws; and approval by Landlord of such Tenant Improvement Construction Documents shall not be deemed Landlord’s confirmation or agreement that same so comply or conform with such Laws or otherwise constitute a representation or warranty by Landlord of any kind with respect to the improvements to be constructed pursuant to the Tenant Improvement Construction Documents, including, without limitation as to the merchantability or structural soundness of such improvements or the fitness thereof for any particular purpose.

2.	In connection with the construction of the Tenant Improvements, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction; and Tenant shall obtain a Certificate of Occupancy and any and all other approvals required for Tenant to use and occupy the Premises and to open for business to the public. Landlord shall cooperate in good faith with Tenant in obtaining any such items provided Landlord shall not be required to incur any out-of-pocket cost or expend any funds in connection therewith, unless Tenant commits to reimburse Landlord from same. Copies of all permits, certificates and approvals shall be forwarded to Landlord promptly after receipt by Tenant. Tenant shall be responsible for the Tenant Improvements and any other improvements installed by or on behalf of Tenant (except Landlord’s Suite 186 Work) conformance with all codes and ordinances of authorities having jurisdiction over the Tenant Improvements.

3.	In completing the Tenant Improvements, Tenant shall be required to comply, at its sole expense (except when otherwise expressly noted), with the Building Standards (except as otherwise set forth in the Tenant Improvement Construction Documents). In addition to any other non-Building standard items which may be set forth in the Tenant Improvement Construction Documents, Landlord will permit Tenant to install non-Building standard lighting fixtures, doors, ceiling, HVAC grilles and other finish materials provided Tenant is responsible for all procurement and storage of bulbs for all non-standard fixtures and for the maintenance costs of said non-standard fixtures.

4.	Tenant shall require Contractor to provide, in addition to the insurance required of Tenant pursuant to this Lease, the following types of insurance:

(1)	Liability Insurance. At all times during the period of construction of the Tenant Improvements until completion and final acceptance thereof, the Contractor shall maintain in effect commercial general liability insurance covering activities in or about the Premises in amounts not less than $1,000,000 per occurrence for bodily injury and for property damage, together with umbrella liability coverage in an amount not less than $2,000,000. Such liability insurance shall be on a comprehensive basis including:

(a)	Premises - Operations (including X-C-U);

(b)	Independent contractors protection;

(c)	Products and completed operations (which must be maintained for two (2) years commencing with the issuance of the final certificate of payment);

(d)	Contractual liability; and

(e)	Broad form coverage for property damage.

Should the Contractor engage a subcontractor, the same requirement will apply under this agreement to each subcontract, consistent with the Contractor’s prudent business practice.

(2)	Workers’ Compensation. At all times during the period of construction of Tenant’s Work, Tenant’s contractors and subcontractors shall maintain in effect statutory Workers’ Compensation as required by the State of Georgia or local county or municipality having jurisdiction.

(3)	Business Automobile Liability Insurance. At all times during the period of construction of Tenant’s Work, Tenant’s contractors and subcontractors shall maintain in effect business automobile insurance covering owned, hired and non-owned vehicles in amounts not less than $1,000,000 per occurrence for bodily injury and property damage.

All insurance policies procured and maintained pursuant to this Section, except item (2) above, shall name Landlord and any lender of Landlord as additional insureds, shall be primary and non- contributing with the policies of such additional insureds, shall be carried with companies licensed to do business in the State of Georgia carrying an AM Best Rating of at least A-, X. Such duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the Tenant Improvements, and renewals thereof as required shall be delivered to Landlord.

5.	Tenant and Landlord shall coordinate the Tenant Improvements and other work being performed by Landlord in the Building, one with another, and with work being performed by other tenants in the Building, so that the Tenant Improvement work will not interfere with or delay the completion of any other construction work in the Building and so that any other construction work in the Building will not interfere with or delay the completion of the Tenant Improvement work. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations, and the Contractor and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be reasonably possible that the progress of work or other work in the Building will not be stopped due to interruption on account of strikes, work stoppage or similar causes for delay.

6.	No item that would exceed the load bearing capacity of the Building shall be mounted or hung from the interior of the Building in which the Premises is located by Tenant without Landlord’s prior written approval. If Tenant desires to mount or hang anything of this nature, Tenant shall notify Landlord of the loads involved and shall pay all reasonable costs involved to modify the structure, if required, following Landlord’s review and approval thereof.

7.	During the prosecution of the Tenant Improvements, subject to Section 5 above, Tenant shall permit Landlord and Landlord’s employees, agents or contractors to install, maintain, repair and replace in the ceiling space and/or under the concrete slab, adjacent to or within demising partitions and freestanding columns, electrical, water or other lines and/or ducts that may be required to service the common areas or other tenants of the Building.

8.	It shall be Tenant’s responsibility to cause the Contractor to (i) maintain continuous protection of any premises and common and common areas adjacent to the Premises and Must-Take Space in such manner (including the use of lights, guard rails and barricades and dustproof partitions where required) as to prevent any injury to persons or damage to the Building or any improvements therein or systems thereof by reason of the performance of Tenant’s work and (ii) secure all parts of Tenant’s work against accidents, storms and all other hazards.

9.	It shall be Tenant’s responsibility to cause the Contractor to remove and dispose of, at no cost and expense to Landlord, all debris and rubbish caused by or resulting from performance of the Tenant Improvement work and the Tenant’s Work and, upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Premises or in proximity thereto which was brought in or created in the performance of the Tenant Improvements, and/or the Tenant’s Work. If at any time Tenant, its contractors and/or subcontractors shall neglect, refuse or fail to remove any debris, rubbish, surplus materials or temporary structures, Landlord, after notice to Tenant and Tenant’s failure to cure within ten (10) days after receiving such notice, at its option may remove the same at Tenant’s expense, without further notice to Tenant. Tenant shall pay for all costs of such trash removal.

10.	Tenant and its contractors and subcontractors shall use only the Premises, and other portions of the Building reasonably necessary for the completion of the Tenant Improvements and/or the Tenant’s Work. Entry into areas unrelated to the completion of the Tenant Improvements and/or the Tenant’s Work is prohibited. Use of passenger elevators by construction personnel is prohibited during periods when freight elevators are available for use by such construction personnel; provided, however, that if the freight elevators are out of service as a result of mechanical problems, Tenant’s construction personnel shall be permitted to use a passenger elevator designated by Landlord, subject to Landlord’s reasonable rules, regulations and requirements for such use.

11.	The Contractor shall guarantee that the work done by it and its subcontractors will be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion thereof. This guarantee as to materials and workmanship with respect to the Tenant Improvements shall be contained in the contract which shall provide that said guarantee shall inure to the benefit of both Landlord and Tenant and shall be directly enforceable by either of them. Tenant covenants to give to Landlord any assignment or other assurance necessary to effect such right of direct enforcement.

12.	Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect of the finished product designed and/or constructed by Tenant. Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant. All material and equipment furnished by Tenant shall be new or like-new and all work shall be done in a workmanlike manner.

13.	Tenant’s access to the Premises for the purpose of completing the Tenant Improvements and/or the Tenant’s Work shall at all times be subject to the reasonable control and reasonable restrictions of Landlord and to all of the terms, covenants, provisions and conditions of this Lease.

14.	All acts of Tenant’s Contractor, subcontractor or supplier and any damage of any nature caused by Tenant’s contractors, subcontractors or suppliers will be governed by Paragraph 8 of this Lease, with any such contractor, subcontractor or supplier having the same obligations as Tenant as set forth in Paragraph 8 of this Lease. Tenant’s entry into the Phase I Premises prior to the Phase I Commencement Date shall be subject to all of the terms and conditions of this Lease except the payment of Base Rental and Additional Rental; and Tenant’s entry into the Phase II Premises prior to the Phase II Commencement Date shall be subject to all of the terms and conditions of this Lease except the payment of Base Rental and Additional Rental for the Phase II Premises.

E. Tenant is not authorized to contract for or on behalf of Landlord for work on or the furnishing of materials to the Premises or any other part of the Building. Tenant shall discharge of record by bond or otherwise within thirty (30) days following Tenant’s receipt of notice of the filing of any mechanic’s, materialman’s, or similar lien filed against the Premises or the Building for work or materials claimed to have been furnished to or for the benefit of Tenant and/or the Premises at Tenant’s request. If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the lienor or claimant and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs, and allowances. Tenant shall pay as additional rental on demand from time to time any sum or sums so paid by Landlord and all costs and expenses incurred by Landlord, including, but not limited to, attorneys’ fees in processing such discharge or in defending any such action.

F. Notwithstanding anything in the Lease or this Work Letter to the contrary, Landlord shall not have any responsibility whatsoever for any defects in the Tenant Improvements.

Section 3.03 Changes in Plans and Specifications

A. If at any time after the Tenant Improvement Construction Documents are approved by Landlord, Tenant desires to make any changes, alterations or modifications to the Tenant Improvement Construction Documents (a “Change Order”), Tenant shall submit to Landlord for approval working drawings and specifications for any and all such desired Change Order. Landlord shall respond to Tenant, within five (5) Working Days of such request by Tenant. Landlord’s response to any such Change Order shall be subject to Section 2.01(6) above. If the Change Order has been approved by Landlord, all references in this Work Letter to the “Tenant Improvement Construction Documents” shall be to the Tenant Improvement Construction Documents, as changed pursuant to this Section 3.03. Non-structural, cosmetic type changes, alterations or modifications to the Tenant Improvements shall not be deemed a Change Order.

B. If the Change Order has been approved by Landlord, Landlord shall have given authorization to Tenant to cause Contractor to proceed with the work of constructing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents as so modified.

Section 3.04 Completion of Premises and Must-Take Space

Tenant, at Tenant’s sole cost and expense, shall complete the Tenant Improvements in all respects in accordance with the Tenant Improvement Construction Documents. The Tenant Improvements to the applicable Phase shall be deemed completed after Tenant shall have delivered to Landlord (and Tenant hereby covenants that it will deliver to Landlord within thirty (30) days after the applicable Phase Commencement Date) all of the following items, to the extent applicable to each Phase:

a.	Evidence satisfactory to Landlord that all of the Tenant Improvements have been completed and paid for in full (or if not so paid, an explanation of why), that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding.

b.	A temporary or permanent certificate of occupancy for the Premises issued by the City of Sandy Springs, Georgia which permits occupancy of the Premises.

c.	Two (2) sets of sepia mylar transparent reproducible “as built” drawings of the Premises (or applicable portion thereof)

d.	A certificate from Tenant’s Architect or any other person or persons reasonably suitable to Landlord certifying that all work performed in the Premises is substantially in accordance with the Tenant Improvement Construction Documents, all applicable laws, ordinances and codes.

e.	Verification that sprinkler installation is in accordance with the requirements of the State of Georgia, local agencies.

f.	A fire alarm test letter.

g.	A HVAC test and balance report.

h.	A final affidavit and lien waiver in form reasonably satisfactory to Landlord executed by the Contractor.

ARTICLE 4. PAYMENT OF COSTS

Section 4.01 Tenant Improvement Allowance

A. The Tenant Improvement Allowance is applicable to Tenant Improvements in all or any portion of the Premises and in the “Must-Take Space” (as defined in Exhibit F attached to this Lease), including all hard and soft costs to perform repairs, upgrades and constructions, such as construction, architect, consultants, Tenant Signs, Supplemental Equipment, conduit installation, and/or voice and data cabling work. Once the full amount of the Tenant Improvement Allowance has been advanced by Landlord, Landlord shall have no further obligation to fund any further amount to or on behalf of Tenant respecting the Tenant Improvements or any other improvements to the Premises or the Must-Take Space.

B. Landlord agrees to disburse portions of the Tenant Improvement Allowance to Tenant within thirty (30) days after application by Tenant from time to time, subject to and in accordance with the terms and conditions of this Article IV. Landlord shall be entitled to withhold a ten percent (10%) retainage until Tenant has complied with the requirements of this Article IV and Article III above. With each request for payment of a portion of the Tenant Improvement Allowance, Tenant shall submit (i) a true and correct copy of the application for payment by the Contractor for the Tenant Improvements completed to date, including contractor’s affidavits and sworn statements evidencing the cost of the Tenant Improvements performed to date with supporting documentation; (ii) conditional partial or final lien waivers (as the case may be) relative to work performed or materials supplied to date in a form approved by Landlord (which approval shall not be unreasonably withheld or delayed and the standard AIA form being approved); (iii) certification from Tenant and Tenant’s Architect to Landlord that the Tenant Improvements related thereto have been completed and installed substantially in accordance with the Tenant Improvement Construction Documents; and (iv) evidence reasonably satisfactory to Landlord that no filings pursuant to O.C.G.A. §44-14-361, et seq have been filed and remain in effect against the Building with respect to the Tenant Improvements.

C. If the entire Tenant Improvement Allowance is not exhausted in constructing the Tenant Improvements, then, subject to the terms and provisions of this Paragraph 4.01.C., (i) up to Nine Hundred Twenty-Six Thousand Four Hundred Eight and No/100 Dollars ($926,408.00) of such unused and remaining portion may be used by Tenant as a credit against successive installments of Base Rent next coming due and payable under this Lease until exhausted, and (ii) up to Five Hundred Seventy-Nine Thousand Five and No/100 Dollars ($579,005.00) of such unused and remaining portion to reimburse Tenant for reasonable costs actually incurred by Tenant with respect to its move to the Premises and the relocation and installation and purchase of furniture specifically for the Premises and the Must Take Space (the amounts set forth in (i) and (ii) collectively herein referred to as the “Excess Allowance”), subject to the following:

a. If Tenant elects to use any portion of the Excess Allowance as provided in item (i) above, then Tenant shall designate the amount of such Excess Allowance, if any, to be applied as a credit against Base Rent within thirty (30) days after written notice to Landlord, but in any event after completion of the Tenant Improvements.

b. If Tenant elects to use any portion of the Excess Allowance as provided in item (ii) above, the Excess Allowance, if any, shall be disbursed to Tenant within thirty (30) days after Tenant’s request for same (but, in any event, any such request may not be delivered until after the Phase II Commencement Date), together with original invoices or copies thereof for such costs.

Notwithstanding anything in this Lease to the contrary, if the entire Tenant Improvement Allowance, including the Excess Allowance (but excluding the amount designated (or deemed designated) by Tenant to be applied as a credit against Base Rent as provided in subparagraph a. above), is not exhausted on or before the date that is eighteen (18) months after the Phase II Commencement Date, then the unused and remaining portion shall be retained by Landlord, and Tenant shall have no further right to such unexpended Tenant Improvement Allowance.

D. Provided that Tenant is not in default under this Lease following the expiration of applicable notice and cure periods and subject to the other terms and conditions set forth in this Exhibit B, Landlord shall provide Tenant with a supplemental allowance (hereinafter referred to as the “Supplemental Allowance”) in an amount not to exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (in the aggregate and not per square foot of the Premises) for all or any of the following purposes only: (i) upgrading the finishes in the restrooms located in the Premises; (ii) removing all existing data and telephone cable in the Premises from plenum back to punch down board; and/or (iii) disconnecting and removing the existing Liebert units and all associated piping and power feeds from the existing computer room on the third (3rd) floor of the Premises; and (iv) making the drinking fountains located within the Premises compliant with the ADA (hereinafter defined). Any improvements made to the restrooms or the drinking fountains shall be made in accordance with the terms and conditions of this Exhibit B, including obtaining Landlord’s approval of plans and materials (any such approval by Landlord being subject to Section 2.01(6) above). The Supplemental Allowance shall be paid by Landlord to Tenant for any said expenses directly relating to the items expressly set forth in this Section 4.01.D. in the manner and subject to the requirements set forth in Section 4.01.B. above. The Supplemental Allowance is personal to Tenant (and any Permitted Transferee) and Tenant shall have no right to assign any of its right or interest in and to the Supplemental Allowance to any third party (except a Permitted Transferee). Accordingly, if Tenant assigns this Lease other than to a Permitted Transferee, Landlord’s obligation to contribute the Supplemental Allowance to Tenant shall be terminated, and Tenant shall have no further rights thereto. Notwithstanding anything in this Lease to the contrary, if any portion of the Supplemental Allowance has not been used by Tenant on or before the last day of the eighteen month after the Phase II Commencement Date, the unused and remaining portion shall be retained by Landlord, and Tenant shall have no further right thereto.

Section 4.02 Tenant’s Costs

A. Tenant shall pay Tenant’s Costs, including:

1. Tenant Improvement Costs, including the cost of preparing and finalizing all drawings and specifications, and all fees for architects, engineers, interior designers, and other professionals and design specialists incurred or Tenant in connection with the Tenant Improvements in excess of the Tenant Improvement Allowance;

2. Tenant shall pay Landlord a construction supervision fee (the “Construction Supervision Fee”) equal to Forty-Five Thousand Five Hundred Forty and 57/100 Dollars ($45,540.57). Such fee shall be paid to Landlord or Landlord’s designated agent, and may be funded out of the Allowance, to the extent available.

ARTICLE 5. CODE COMPLIANCE

A. Tenant shall have responsibility for preparation of the Tenant Improvement Construction Documents that are in compliance with all applicable Governmental Requirements relating to construction and the intended use of the Premises. After Landlord’s approval of the Tenant Improvement Construction Documents, Tenant or its contractor shall submit said plans and specifications to all governmental authorities having or exercising jurisdiction over the work described in the Tenant Improvement Construction Documents for purposes of obtaining all necessary approvals thereto, including, but not limited to building permits. Any changes which are required to be made to the Tenant Improvement Construction Documents by any such governmental authority shall be subject to Landlord’s approval (any such approval by Landlord being subject to Section 2.01(6) above). Tenant shall bear all expenses in connection with such submittal to governmental authorities and obtaining such permits.

B. In the event Tenant is unable obtain a building permit or occupancy permit from applicable governmental agencies due to the Common Areas (including restrooms in the Common Areas) not being in compliance with the governing ordinances and codes, then Tenant shall notify Landlord and Landlord shall, within fifteen (15) days of notice thereof from Tenant, commence with correction of any such deficiencies in the Common Areas, at Landlord’s sole cost and expense.

ARTICLE 6. DESIGNATION OF REPRESENTATIVES; WORK LETTER NOTICES

Section 6.01 Landlord’s Agent

Landlord hereby designates the following to act as its authorized representative on this Work Letter. Any notice to such person under this Work Letter shall be the notice to Landlord. Any response from such person under this Work Letter shall be the response of Landlord.

Colleen Sheehan (or such other persons as may be identified by Landlord from time to time in writing)

5 Concourse Parkway

Suite 1200

Atlanta, Georgia 30328

Facsimile: (770) 730-9421

Email: ColleenSheehan@cousinsproperties.com

Section 6.02 Tenant’s Agent

Tenant hereby designates the following (or such other persons as may be identified by Tenant from time to time in writing) to act as its authorized representative on this Work Letter. Any notice to such person under this Work Letter shall be the notice to Landlord. Any response from such person under this Work Letter shall be the response of Tenant.

Greg Blaylock

c/o Rubio Design Studio

300 Galleria Parkway, Suite 740

Atlanta, GA 30339

Facsimile: (770) 661-1493

Email: gblaylock@rubiodesignstudio.com

and

Annette Beach

c/o Dell

One Concourse Parkway, Suite 500

Atlanta, Georgia 30328

Facsimile: (404) 929-1810

Email: annette_beach@dell.com

Section 6.03 Mutual Cooperation

Landlord’s Agent and Tenant’s Agent shall cooperate with one another in coordinating Substantial Completion of Tenant’s Work, and in controlling and minimizing the time and costs of the Tenant Improvements and Tenant Work.

Section 6.04 Work Letter Notices

For the sole purpose of delivering notices, submittals and other information provided for and/or required under this Work Letter (collectively, “Work Letter Notices”), Landlord and Tenant agree that all Work Letter Notices may, in addition to other methods of delivery provided in Paragraph 19(c) of the Lease to which this Exhibit B is attached, be delivered by facsimile, and any such Work Letter Notice sent by facsimile shall be deemed given on the date the sender of such facsimile receives a confirmation that the receiving party has received such facsimile, but only if (1) the confirmation shows that such receiving party has received such facsimile at or before 5:00 p.m. at the location of the receiving party; any confirmation indicating that a facsimile is received after 5:00 p.m. at the location of the receiving party shall be deemed to be received by the receiving party on the following Working Day; and (2) any such notice is also delivered on the same date by electronic mail (it being agreed that so long as any such electronic mail message is sent by the sending party to the electronic mail address set forth herein, such electronic mail message shall be deemed given, whether or not it is actually received by the receiving party). Nothing herein shall be deemed as a waiver of the obligation of each party to provide all other notices to pursuant to the terms of Paragraph 19(c) of the Lease to which this Exhibit B is attached.

ARTICLE 7. ADA COMPLIANCE

Section 7.01 Building

Tenant shall not be obligated to pay for compliance with the American’s with Disability Act (“ADA”) in the Common Areas, except to the extent such compliance arises out of any alterations or improvements performed by on or behalf of Tenant, which are as a result of Tenant’s specific use of the Premises, the Must-Take Space and the Building or the Tenant Improvements.

Section 7.02 Tenant’s Improvements

Tenant Improvements and Tenant’s Work shall be and Tenant shall cause the Tenant Improvement Construction Documents to be in compliance with the ADA, to the extent the ADA requirements are applicable and mandatory for such Tenant Improvements.

Exhibit B-1
Tenant Space Plans
Page 1 of 4

PARTIAL PLAN - 1ST FLOOR - SUITE 186

1ST FLOOR SUITE 186 - PARTIAL PLAN

A1-01

DELL SECURE WORKS

1 CONCOURSE PARKWAY, SUITE 186

SANDY SPRINGS, GEORGIA 30328

Rubio design studio

Exhibit B-1

Tenant Space Plans

Page 2 of 4

THIRD FLOOR-CONCOURSE
DEPARTMENT LISTING
ENGINEERING
G&A
SECURITY DOMAIN
PRODUCT MANAGEMENT
CTO/CTU
CISO
THIRD FLOOR CONCOURSE
DELL/ SECUREWORKS
RESTACK EVALUATION
SCHEME 3

Exhibit B-1
Tenant Space Plans
Page 3 of 4

FOURTH FLOOR-CONCOURSE
DEPARTMENT LISTING
OPERATIONS
I.T. OPERATIONS
HOTEL STATIONS
SOC
FOURTH FLOOR CONCOURSE
DELL SECUREWORKS
RESTACK EVALUATION
SCHEME 3
1-2

Exhibit B-1
Tenant Space Plans
Page 4 of 4

FIFTH FLOOR CONCOURSE
DEPARTMENT LISTING
SALES
PUBLIC AREA
INSIDE SALES
MARKETING
EXECUTIVE SUITE
MKTG
DELL SECUREWORKS
RESTACK EVALUATION
1-3

EXHIBIT B-2

LANDLORD’S SUITE 186 WORK

B-2-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the reasonable judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color reasonably approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord.

3. Except as otherwise expressly provided in this Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises that can be seen from the outside of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any Building thermostats or temperature control valves.

5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. [Intentionally omitted.]

7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by Landlord as set forth in the Lease. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except, subject to Tenant’s indemnity of Landlord set forth in this Lease, those contained in ordinary office and cleaning supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner.

11. Except as otherwise expressly provided in this Lease with respect to the SCIF and the Tenant’s card reader access system, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be reasonably acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to reasonably exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. No tenant shall purchase janitorial maintenance or other similar services from any person or persons not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18. The requirements of Tenant will be attended to only upon application to the Project Management Office.

19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21. Except as otherwise expressly set forth in this Lease, no air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23. No vending machines shall be installed upon the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

24. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25. Intentionally Deleted.

26. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. By giving reasonable prior written notice (any such notice to specifically state the reasons for any such prohibition), Landlord, acting reasonably, reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees; provided however, notwithstanding the foregoing, Landlord shall not unreasonably prohibit such vendors of personal goods and services to the Premises for Tenant’s use in ordinary course of business, including without limitation, food and beverage delivery for business meetings, restocking and maintenance of vending machines and water coolers or other contracted services provided to the Premises. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27. The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure. This prohibition applies during Business Hours and non-Business Hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other public/common area, as well as to all areas within the Leased Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

28. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.

EXHIBIT D

FORM TENANT ESTOPPEL CERTIFICATE

TO:		(“Landlord”)

and:

(“Third Party”)

Re:	Property Address: One Concourse Parkway, Atlanta, Georgia 30328, Fulton County, Georgia
Lease Date:
Between Landlord and
SecureWorks, Inc., a Georgia corporation (“Tenant”)
Square Footage Leased:
Suite No.
Floor:

The undersigned tenant (“Tenant”) hereby certifies to Third Party and Landlord as follows:

1.	The above-described Lease has not been canceled, modified, assigned, extended or amended except .

2.	Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $ , and the amount of the security deposit is $ .

3.	Base Rent is currently payable in the amount of $ monthly exclusive of Tenant’s Proportionate Share of Operating Expenses.

4.	The Lease terminates on , 20 subject to any renewal option(s) set forth in the Lease.

5.	All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except
.

6.	The Lease is: (a) in full force and effect; (b) to Tenant’s actual knowledge, free from default; and
(c) to Tenant’s actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

7.	The Base Year for Operating Expenses, as defined in the said Lease, is .

8.	The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the Premises or the Building of which the Premises are a part.

9.	There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the Premises and Building.

10.	The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the Premises is a part and its mortgage lender.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

D-1

If Tenant is a corporation, the undersigned signatory is an authorized signatory of the corporation.

Dated this day of , 20 .

Tenant:

SECUREWORKS, INC., a Georgia corporation

By:
Name:
Title:

D-2

EXHIBIT E

TENANT’S COMMENCEMENT LETTER

TO:	Teachers Concourse, LLC, a Delaware limited liability company (“Landlord”)

Date:

Tenant’s Commencement Letter

The undersigned, as the Tenant under that certain Office Lease (the “Lease”) dated                     , made and entered into between Landlord and the undersigned, as “Tenant”, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Phase I Commencement Date of the Lease was .

3.	The Phase II Commencement Date of the Lease was .

4.	The Expiration Date of the Lease is .

5.	If Tenant desires to remain in the Premises during the First Extension Period, Tenant must exercise the First Extension Option by delivering the First Extension Option Notice to Landlord on or before , 2 (as such terms are defined in Paragraph 8 of Exhibit F to the Lease).

6.	If Tenant desires to remain in the Premises during the Second Extension Period, Tenant must exercise the Second Extension Option by delivering the Second Extension Option Notice to Landlord on or before , 2 (as such terms are defined in Paragraph 8 of Exhibit F to the Lease).

Very truly yours,

SECUREWORKS, INC., a Georgia corporation

By:
Name:
Title:

E-1

EXHIBIT F

SPECIAL STIPULATIONS

Special Stipulations to the within and foregoing Office Lease by and between Teachers Concourse, LLC, a Delaware limited liability company, as “Landlord,” and SecureWorks, Inc., a Georgia corporation, as “Tenant.” In the event of any conflict between the terms and conditions of any of the following Special Stipulations and the terms and conditions of the main text of this Lease or of any of the other Exhibits to this Lease, the terms and conditions of these Special Stipulations shall control. In addition to any other terms whose definitions are fixed and defined by these Special Stipulations, the terms used herein with the initial letter capitalized shall have the same meaning ascribed to them as set forth in the main text of this Lease or any of the other Exhibits. No inference or implication shall result from or interpretation be based upon the deletion or omission of words or material from the form on which this Lease appears or from a draft of this Lease, the words or material having been deleted or omitted being as though they were never in such form or draft.

1. Rent Abatement. Subject to Paragraph 19(ff) of this Lease, Landlord agrees (a) to abate the initial seven (7) installments of monthly Base Rent coming due and payable under this Lease for the Phase I Premises in the amount of Two Thousand Eight Hundred Sixteen and 67/100 Dollars ($2,816.67) per month ($19,716.69 in the aggregate); and (b) to abate the initial seven (7) installments of monthly Base Rent coming due and payable under this Lease for the Phase II Premises in the amount of Sixty-Three Thousand Eight Hundred Fifty-One and 67/100 Dollars ($63,851.67) per month ($446,961.69 in the aggregate), for a total Base Rent abatement equal to $466,678.38 in the aggregate. If the Phase I Commencement Date or the Phase II Commencement Date, or both, does not occur on the first Day of a calendar month, the pro rata portion of Base Rent that would have otherwise been abated in such month shall be applied to the next installments of Base Rent coming due under the Lease until exhausted. Except as expressly set forth in the immediately preceding sentences, Tenant shall remain obligated to pay all other sums due and payable under this Lease during such periods of abatement.

2. Lease of Must-Take Space. Landlord and Tenant acknowledge and agree that: (a) Concourse I, Ltd., a Georgia limited partnership (hereinafter referred to as “Concourse I”), and InterCel, Inc., a Delaware corporation (hereinafter referred to as “InterCel”), entered into that certain Lease Agreement dated June 28, 1996 (hereinafter referred to as the “InterCel Lease”), as amended by that certain First Amendment to Lease between Concourse I and Powertel Atlanta, Inc., a Delaware corporation, as the successor-in-interest to InterCel (hereinafter referred to as “Powertel Atlanta”), dated September 30, 1998 (hereinafter referred to as the “First Amendment”), as amended by that certain Second Amendment to Lease between Concourse I and Powertel Atlanta dated October 22, 1998 (hereinafter referred to as the “Second Amendment”), as amended by that certain Third Amendment to Lease between Concourse I and Powertel, Inc., a Delaware corporation, as the successor-in-interest to Powertel Atlanta (hereinafter referred to as “Powertel”), dated May 17, 1999 (hereinafter referred to as the “Third Amendment”), as amended by that certain Fourth Amendment to Lease between Concourse I and Powertel dated February 17, 2000 (hereinafter referred to as the “Fourth Amendment”), as amended by that certain Fifth Amendment to Lease Agreement between Landlord, as the successor-in-interest to Concourse I, and Powertel dated as of July 1, 2003 (hereinafter referred to as the “Fifth Amendment”), and as amended by that certain Sixth Amendment to Lease Agreement between Landlord and Powertel dated June 21, 2004 (hereinafter referred to as the “Sixth Amendment”; the InterCel Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, is hereinafter referred to as the “T-Mobile Lease”); (b) T-Mobile South LLC, a Delaware limited liability company (“Sublessor”) is the successor-in-interest to Powertel and has acquired all of Powertel’s right, title, and interest in, to, and under the T-Mobile Lease; and (c) Tenant is currently the sublessee under that certain Sublease Agreement dated January 15, 2008 (the “Sublease”), with Sublessor as the sublessor thereunder, for certain space located on the fourth (4th) and fifth (5th) floors of the Building, consisting of approximately Seventy-Five Thousand Eight Hundred (75,800) square feet of rentable area and shown as the “Must-Take Space” on Exhibit A-1 attached hereto and incorporated herein by this reference (the “Must-Take Space”), which Sublease shall expire on June 29, 2014. Landlord represents that, as of the Date of this Lease, the Sixth Amendment is the last amendment to the T-Mobile Lease, and that, provided Tenant has not defaulted under the Sublease beyond any applicable cure period, and the Sublease has not been terminated by Sublessor as a result of such uncured default, Landlord shall not agree with Sublessor to extend the term of the T-Mobile Lease beyond June 30, 2014, other than pursuant to the express terms and provisions of the T-Mobile Lease existing as of the Date of this Lease. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions of this Lease, hereby (A) consents to an extension of the term of the

Sublease through June 30, 2014 and shall execute any documentation reasonably requested by Tenant and/or Sublessor with respect to such extension; and (B) agrees to lease to Tenant, and Tenant hereby agrees to lease from Landlord, the Must-Take Space upon expiration of the Sublease, as so extended. Accordingly, the Must-Take Space shall be added to and become a part of the Premises on the earlier to occur of (i) the expiration or sooner termination of the T-Mobile Lease or (ii) July 1, 2014 (such earlier date being hereinafter referred to as the “Must-Take Commencement Date”) pursuant to all of the terms and conditions of this Lease, except as provided in this Special Stipulation. As of the Must-Take Commencement Date, the following shall apply:

a. Any reference to the Premises shall be deemed to include the Must-Take Space.

b. The square feet of rentable area within the Premises shall include the square feet of rentable area of the Must-Take Space for all purposes of this Lease except for the calculation of Operating Expenses, which shall be calculated separately for the Original Premises (defined herein as the Phase I Premises and the Phase II Premises) and the Must-Take Space, and Tenant shall not be entitled to any further allowances as a result of the inclusion of the Must-Take Space.

c. Tenant shall accept the Must-Take Space on the Must-Take Commencement Date in its “AS-IS, WHERE IS” condition “WITH ALL FAULTS” and without any representations or warranties (express or implied) whatsoever and Landlord shall not have any obligation to make any improvements thereto or to provide any allowances therefor; provided, however, that Landlord and Tenant acknowledge and agree that Tenant may simultaneously construct and install the Tenant Improvements to both the initial Premises and the Must-Take Space in accordance with Exhibit B to this Lease and, accordingly, the term “Tenant Improvements” as used in Exhibit B shall be deemed to mean the tenant improvements constructed and installed pursuant to the Tenant Improvement Construction Documents to both the initial Premises and the Must-Take Space.

d. The annual Base Rent for the Must-Take Space shall be at the same annual Base Rent rate per square foot of Rentable Area as applicable to the Premises then in effect, as escalated from time to time, and shall accrue and be payable as otherwise provided in this Lease, from and after the Must-Take Commencement Date; provided, however, that, subject to Paragraph 19(ff) of this Lease, the initial four (4) installments of Monthly Base Rent applicable to the Must-Take Space shall be abated so long as an event of default has not occurred with respect to Tenant under this Lease and Tenant has not assigned this Lease or sublet all or any portion of the Premises, except to a Permitted Transferee(s) and/or Contractor Subtenant(s). If the T-Mobile Lease expires or is terminated prior to June 30, 2014, then for the period from the Must-Take Commencement Date through June 30, 2014, the annual Base Rent for the Must-Take Space shall be as follows: (i) in the event of a voluntary or negotiated early termination of the T-Mobile Lease for the Must-Take Space, the annual Base Rent shall be in accordance with the Sublease; and (ii) in the event of a non-voluntary termination (i.e. event of default) of the T-Mobile Lease for the Must-Take Space, the annual Base Rent shall be at the same annual Base Rent rate per square foot of Rentable Area as applicable to the Premises then in effect, escalated from time to time.

e. The Base Year for Operating Expenses for the Must-Take Space shall be calendar year 2014, but shall remain calendar year 2013 for the Original Premises under this Lease; provided, however, that if the T-Mobile Lease expires or is terminated prior to June 30, 2014, then for the period from the Must-Take Commencement Date through June 30, 2014, the Base Year for Operating Expenses for the Must-Take Space shall be as follows: (i) in the event of a voluntary or negotiated early termination of the T-Mobile Lease for the Must-Take Space, the Base Year for Operating Expenses shall be calendar year 2008 as set forth in the Sublease; and (ii) in the event of a non-voluntary termination (i.e. event of default) of the T-Mobile Lease for the Must-Take Space, the Base Year for Operating Expenses shall be calendar year 2013 and Tenant shall have no obligation to pay Tenant’s Share of Operating Expenses for the twelve (12) month period beginning on the Must-Take Commencement date. Tenant’s Proportionate Share for purposes of the Must-Take Space shall be 26.33% as of the Must-Take Commencement Date.

f. As part of and not in addition to Tenant’s ratio of unassigned, unreserved parking spaces set forth in Paragraph 18 of this Lease, as of the Must-Take Commencement Date, and as set forth in Paragraph 18 of this Lease, Tenant shall take the ten (10) reserved parking spaces that Tenant uses pursuant to the Sublease, which shall be located in the secured parking facility serving the Building. Subject to Paragraph 18 of this Lease, such reserved parking spaces shall be provided to Tenant free of charge during the Lease Term.

g. Within thirty (30) days after the Must-Take Commencement Date, Landlord and Tenant agree to enter into an amendment to this Lease to document the taking of the Must-Take Space; provided, however, the parties agree that in the event an amendment is not so entered into, the provisions of this Special Stipulation shall be enforceable and binding on Landlord and Tenant in accordance herewith.

3. Tenant’s Signage. Tenant shall have the non-exclusive right effective as of the Phase I Commencement Date (i) to install and maintain Tenant’s tradename on the existing curbside pylon sign located adjacent to the front entry of the Building (the “Monument Sign”) and (ii) at Tenant’s sole cost and expense, to fabricate, install and maintain special elevator signage containing Tenant’s delivery vendor notifications in the freight elevators serving the Premises (“Freight Elevator Sign”; Tenant’s panel on the Monument Sign and Freight Elevator Sign are sometimes referred to herein collectively as “Tenant’s Signs”). Tenant’s tradename on the Building standard panel and Tenant’s Freight Elevator Sign shall be subject to the following terms and conditions:

a. The design, dimensions and materials of Tenant’s Signs and any subsequent changes thereto must be approved by Landlord, which approval shall not be unreasonably withheld;

b. The design, installation and maintenance of Tenant’s Signs shall be at Tenant’s sole cost and expense; provided, however, that Tenant may use any portion of the Tenant Improvement Allowance remaining after completion of the Tenant Improvements for payment of such signage;

c. If (i) Tenant is in default under this Lease following the expiration of applicable notice and cure periods, or (ii) Tenant has assigned this Lease or has entered into a sublease with respect to all of the Premises other than to or with a Permitted Transferee or Contractor Subtenant, or (iii) Tenant ever leases less than thirty-eight thousand three hundred eleven (38,311) rentable square feet in the Building, then Landlord shall have the option, at Landlord’s expense, but only after prior written notification to Tenant, to remove Tenant’s Signs;

d. No assignment of signage rights shall be permitted independent of a permitted assignment of this Lease to a Permitted Transferee, without Landlord’s prior written consent;

e. Tenant’s rights under this Special Stipulation shall cease and terminate immediately upon the expiration or any earlier termination of this Lease;

f. The height of Tenant’s panel on the Monument Sign shall be determined based on the amount of square feet of rentable area leased by Tenant under this Lease and the Sublease in the Building relative to the amount of square feet of rentable area leased by other tenants and occupants of the Building; and

g. In any event, Tenant’s rights under this Special Stipulation shall be subject to the rights of other tenants and occupants of the Building, as those rights exist on the Date of this Lease, and applicable public and private laws, codes, ordinances, rujes, regulations, orders and other restrictions.

4. Building-Top Signage. In addition to the signage rights granted to Tenant pursuant to Special Stipulation 3 above, Landlord agrees that if, during the Term of this Lease, Landlord amends or modifies its policy to permit signage atop the Building, then, provided and only so long as Tenant leases more square feet of rentable area in the Building than any other or occupant in the Building and their affiliates, and subject to the terms and provisions of Special Stipulation 3 above and any other reasonable terms and conditions adopted by Landlord at such time related to such change of policy, Landlord and Tenant shall enter into an amendment to this Lease to permit Tenant to install, construct, maintain, and ultimately remove, at its sole cost and expense, a sign on the façade of the top of the Building in a location determined by Landlord in its sole and absolute discretion.

5. Supplemental Equipment.

a. Subject to the terms and conditions of this Lease and the specific terms and conditions of this Special Stipulation, effective as of the Effective Date, Tenant may, at its sole cost and expense, which expense may be applied using the Tenant Improvement Allowance to the extent available, erect, maintain, install and operate for the business purposes of Tenant during the Term of the Lease, as it may be extended, for Tenant’s exclusive use, mechanical, electrical, telecommunications, and other equipment in the Project, including on the roof of the buildings to the extent reasonably available, such as satellite dishes/antennas, generators, transformers, and supplemental HVAC equipment, and further including any of the equipment constructed or installed by Tenant pursuant to Schedule 1 of Exhibit F hereto (all such equipment collectively hereinafter referred to as the “Supplemental Equipment”), in each instance in locations specifically designated by Landlord in its reasonable discretion (said locations being herein referred to collectively as the “Equipment Space”), provided any locations for the equipment specified in Schedule 1 of Exhibit F shall be deemed as pre-designated locations by Landlord. Tenant’s use of such Equipment Space shall be free of any charges. Landlord shall not locate the Equipment Space in a location that would unreasonably cause interference with the normal use and operation of the Supplemental Equipment; provided, however, that nothing in the Lease shall restrict Landlord’s right to use portions of the Project or the Building in any manner; and provided, further, that Landlord reserves the right (without obligation) to relocate the Supplemental Equipment to alternate locations, with Tenant’s reasonable approval, at Landlord’s cost. Tenant agrees to provide Tenant’s “Equipment Plans and Specifications” (herein so called) for Landlord’s approval prior to installation of the Supplemental Equipment, or any portion thereof. Tenant agrees that the Equipment Plans and Specifications submitted to Landlord for the equipment specified in Schedule 1 of Exhibit F shall incorporate, and be in accordance with, the “Supplemental Equipment and Electrical Requirements” attached as Schedule 1 to this Exhibit F. The Supplemental Equipment shall be installed within the Equipment Space in accordance with the Equipment Plans and Specifications previously approved by Landlord in writing, which approval shall not be unreasonably withheld (and shall be subject to Section 4(e) of this Lease); provided, however, that without limiting the generality of the foregoing, Landlord shall not be deemed unreasonable for withholding approval of any installation that would damage the integrity of the Building or otherwise jeopardize the enforceability of any warranty benefitting Landlord, including, without limitation, Landlord’s roof warranty. Tenant shall not materially change, alter, modify or amend the Equipment Plans and Specifications for installation of the Supplemental Equipment or otherwise alter the installation and/or location of the Supplemental Equipment without the prior written consent of Landlord (which consent shall be subject to Section 4(e) of this Lease). Tenant’s rights and obligations with respect to the Equipment Space and the erection, existence, operation and maintenance of the Supplemental Equipment shall be subject to all the terms and conditions of the Lease, except as expressly provided to the contrary within this Paragraph. Tenant acknowledges and agrees that nothing contained herein or in the Lease shall be deemed to grant to Tenant any independent right of access to the Equipment Space. All access to the Equipment Space by Tenant shall be subject to reasonable controls and restrictions as Landlord may impose from time to time (which may include, if reasonably necessary for security purposes, a requirement that Landlord or its agents accompany Tenant when accessing certain Equipment Space).

b. Landlord will reasonably cooperate with Tenant (provided that Landlord shall not be required to incur any cost or expend any funds) in connection with the installation of the Supplemental Equipment and the performance of any work required in connection therewith and submission of any plans and specifications with respect thereto or applications for permits necessary with respect thereto. In connection with any installation of the Supplemental Equipment, Tenant shall be entitled to rely reasonably upon information provided to Tenant by Landlord in connection therewith, but such reliance shall not relieve Tenant from its obligation to comply strictly with all requirements for protecting and preserving Landlord’s warranties relating to the Building or the parking facilities (including, without limitation, the roof of the Building).

c. Provided Tenant has first obtained the prior written approval of Landlord and subject to such reasonable terms, conditions, directions, requirements and supervision as Landlord may impose or require, Tenant shall be entitled, in connection with the installation and use of the Supplemental Equipment, to run reasonable and necessary conduit (or its equivalent approved by Landlord) from each of the Supplemental Equipment in the Equipment Space to the Premises, in order to connect Tenant’s related equipment in the Premises to the Supplemental Equipment. Subject to Landlord’s reasonable rules, regulations and requirements, Landlord will agree to permit Tenant to traverse utilities through unconventional areas with Landlord’s reasonable approval if required to vertically install utilities; provided, however, that such areas shall be subject to any restrictions imposed under leases with other tenants and not include exposed Common Areas, the exterior of the Building, or any unreasonable areas within rentable areas in the Building. Tenant shall be required to pay the actual cost of any electricity, maintenance and operation costs required or incurred in connection with the Supplemental Equipment and said conduit and pipes and any related equipment and facilities, otherwise the use of such conduit and pipes shall be free of charge. Any electricity required in connection with the Supplemental Equipment shall be governed by the terms and provisions of Paragraph 8 of the Lease.

d. Tenant shall at all times maintain the Supplemental Equipment and related facilities in good order and repair and Tenant shall be responsible for any and all costs and expense incurred in connection with such repairs to the Supplemental Equipment and such related facilities, including, without limitation, the installed conduit and pipes running from the Equipment Space to the Premises. Tenant shall, if applicable, keep and maintain in the Equipment Space a spill kit that meets or exceeds commercially reasonable standards relative to Tenant’s equipment at the Project. Tenant’s installation, repair, maintenance and operation of the Supplemental Equipment and all related facilities shall be subject to and performed in accordance with all terms and conditions of the Lease as well as all applicable governmental codes, laws, rules, regulations or ordinances in effect from time to time. Subject to Paragraph 8 of the Lease, Tenant shall further be responsible for any repairs to the Building and the Project necessitated by the installation or repair of the Supplemental Equipment and related facilities. If the installation, repair, replacement or removal of any Supplemental Equipment or related conduits, pipes or other equipment or facilities voids any of Landlord’s warranties, including, without limitation its roof warranty, Tenant shall assume all responsibility and costs with regard thereto to the extent such costs would have been covered by such warranty had it not been voided.

e. Intentionally Deleted.

f. Upon expiration of the Term of the Lease or any earlier termination of the Lease, Tenant shall, at its own expense, remove from the Project the Supplemental Equipment and all related conduits, cables and facilities installed on or in the Project, in accordance with this Paragraph and the Lease and repair any damage to the Equipment Space, the Building and the Project caused thereby.

g. Landlord shall be entitled to require that the Supplemental Equipment be reasonably screened from public view or otherwise camouflaged, at Tenant’s expense. Notwithstanding anything herein contained to the contrary, it is understood and agreed that (i) the Supplemental Equipment will be used for Tenant’s use only and (ii) may not be used in any fashion that would cause interference to any of the Building’s systems or any other tenant’s permitted use or such tenant’s systems existing and in place prior to the date of installation of the Supplemental Equipment. If Tenant’s Supplemental Equipment or related pipes, conduits, equipment or facilities causes any such interference, Tenant agrees to take all reasonable actions as soon as practicable, including, but not limited to, ceasing all operations (except for testing as approved by Landlord) until such interference has been corrected to the reasonable satisfaction of the Landlord. Tenant shall be responsible for all costs associated with any tests or remediation deemed necessary to resolve any and all interference for which Tenant is responsible under this Paragraph g. If such interference has not been corrected within thirty (30)days after notification to Tenant by Landlord, Landlord may require Tenant to remove the specific portions of the Supplemental Equipment causing such interference Landlord will cooperate with Tenant’s efforts to correct or eliminate any interference with the Building’s systems, which cooperation would include using reasonable efforts (subject to reasonable aesthetic concerns customary for first class (Class A) office buildings in Atlanta, Georgia) to assist Tenant in relocating the Supplemental Equipment if necessary; provided, however, that any such cooperation shall be at the sole cost and expense of Tenant.

h. Tenant shall be required to obtain any governmental licenses or permits now or hereafter required for installation, operation, use and maintenance of the Supplemental Equipment. Absent the prior written approval of Landlord, Tenant’s rights under this Paragraph (and the corresponding duties and obligations imposed upon Tenant in connection herewith) shall terminate on any assignment of the Lease or sublease of all of the Premises except to a Permitted Transferee(s) and/or Contractor Subtenant(s). Following any assignment of or sublease under the Lease, Tenant shall remain entirely responsible for the Supplemental Equipment and related pipes, conduits, equipment and facilities and all the obligations and duties imposed upon Tenant by this Paragraph.

i. Landlord acknowledges and agrees that core drilling shall be permitted in connection with installing piping or conduits for supplemental cooling, water systems, or power feeds from the Premises to the rooftop Supplemental Equipment servicing the Premises, subject to the terms and conditions of this Special Stipulation, Landlord’s rules and regulations therefor, and Landlord’s prior written approval of Tenant’s plans and specifications for any such core drilling (such approval subject to Section 4(e) of this Lease). All work that requires core drilling, hammer drilling, or setting of anchors must be scheduled forty-eight (48) hours in advance and completed after Business Hours and, in any event, shall be subject to and performed in accordance with all applicable governmental codes, laws, rules, regulations or ordinances in effect from time to time. Subject to Paragraph 8 of the Lease, Tenant shall further be responsible for any repairs to the Building necessitated by such core drilling and, at Landlord’s sole option, shall repair such drill holes at the expiration of the Lease to the condition existing prior to such drilling. If necessary to preserve any of Landlord’s warranties, any penetrations shall be performed by such contractor as is required to comply with any such warranty, at Tenant’s expense. If the core drilling voids any of Landlord’s warranties, Tenant shall assume all responsibility and costs with regard thereto to the extent such costs would have been covered by such warranty had it not been voided. Subject to Landlord’s reasonable rules and regulations, and appropriate coordination between Landlord and Tenant, Landlord will grant Tenant access to all floors of the Building for core drilling within mechanical and/or electrical rooms to run piping or conduits to penthouse roof systems for supplemental cooling, water, systems or power feeds.

6. Sensitive Compartmented Information Facility. Tenant shall have the right to install, in accordance with Paragraph 4 and Paragraph 5 above, one (1) Sensitive Compartmented Information Facility (“SCIF”), consisting of approximately three hundred (300) square feet, within the Phase II Premises. Landlord shall at no time have any right to enter the SCIF, and Landlord shall have no obligation to provide any cleaning or other services to such portion of the Premises so excluded, unless otherwise requested by Tenant. Upon initiation of SCIF construction, as part of the SCIF accreditation process, approved emergency access procedures will be delineated in accordance with the Intelligence Community Directive (ICD) 705 and other government directives, policies, and procedures governing the protection of classified information, in order to ensure the safety of Building occupants and the Landlord’s proprietary interest in protecting the Building. Unless expressly prohibited by the ICD, Landlord and its agents, employees and contractors shall have the right to enter such secured area by force in the case of an emergency that, in Landlord’s reasonable judgment, may result in damage to the Building or injury to a person, or both. Tenant shall pay upon demand all repair costs and expenses resulting from Landlord’s emergency entry to the SCIF,

7. Right of First Refusal. Landlord grants Tenant an ongoing right of first refusal (the “First Refusal Right”) to lease additional space in the Building in accordance with the following:

a. The space that is subject to such First Refusal Right shall be all space that is or becomes available in the Building during the Term, as may be extended, as such space becomes available for lease (“Tenant’s Reserved First Refusal Space”).

b. Except as otherwise provided herein below, if Landlord receives a bona fide written offer to lease all or any portion of Tenant’s Reserved First Refusal Space that Landlord is willing to accept, Landlord shall notify Tenant in writing (such notice being hereafter called the “Offer Notice”) of the availability of such space. Such Offer Notice shall specifically (i) describe the specific portion of Tenant’s Reserved First Refusal Space that is the subject of such proposal (the “First Refusal Space”), and if such Offer Notice is delivered to Tenant after the fourth (4th) anniversary of the Phase II Commencement Date, (ii) the date of availability of such First Refusal Space, and (iii) the material economic terms and conditions upon which such third party tenant prospect proposes to lease the First Refusal Space from Landlord including, without limitation, Lease Term, Base Rent, additional rent, Base Year, monetary lease concessions and rent abatement, and Landlord’s security for said third-party tenant’s performance of the lease terms and agreement for tenant improvements. The Offer Notice shall also constitute an offer by Landlord to lease the First Refusal Space to Tenant in accordance with the terms of this Special Stipulation. Tenant shall have ten (10) business days after its receipt of such Offer Notice to accept such offer pursuant to this First Refusal Right and to lease the First Refusal Space from Landlord in accordance with the terms of this Special Stipulation and, if applicable as set forth below, the material terms and conditions set forth in the Offer Notice.

c. Acceptance by Tenant of the offer set forth in the Offer Notice shall be deemed effective only if such acceptance is delivered to Landlord in a written notice of acceptance (the “Acceptance Notice”) specifically referring to the Offer Notice to which it relates, received by Landlord within the ten (10) business day period prescribed above for such acceptance. To be effective, such Acceptance Notice must accept the offer set forth in the subject Offer Notice with respect to all of the First Refusal Space described in such Offer Notice.

d. If Tenant duly and timely delivers to Landlord its Acceptance Notice within such ten (10) business day period in accordance with this Special Stipulation and such Acceptance Notice is delivered to Landlord prior to the fourth (4th) anniversary of the Phase II Commencement Date, then the following terms shall apply:

i. The term of the lease of the First Refusal Space shall commence upon the earlier to occur of (A) Tenant’s occupancy of the First Refusal Space for the purpose of conducting business therefrom; (B) substantial completion of tenant improvements with respect to such space or the date Landlord or Tenant would have substantially completed the improvements in the absence of delays caused by Tenant; or (C) one hundred twenty (120) days after delivery of the First Refusal Space to Tenant in broom clean condition, clear of all personal property and debris, and ready to receive improvements (such earlier date being hereinafter referred to as the “Expansion Commencement Date”) and shall expire and be co-terminus with the original Expiration Date of this Lease, subject to, if and as applicable, the First Extension Option and Second Extension Option.

ii. Tenant improvements shall be designed and installed in accordance with the same procedures and conditions as are set forth in Exhibit B hereto; except that the Tenant Improvement Allowance per square foot of rentable area with respect to the First Refusal Space shall be equal to the product of $38.00 and a fraction, the numerator of which is the number of full calendar months, plus the fraction of any partial calendar months, remaining in the Initial Term of this Lease, measured from the Expansion Commencement Date, and the denominator of which is 84.

iii. Base Rent, Additional Rent, and all other sums and charges imposed under this Lease with respect to the First Refusal Space shall commence to accrue with respect to the First Refusal Space on the Expansion Commencement Date.

iv. Tenant shall receive a rental abatement for such First Refusal Space to be applied to the initial installments of Base Rent coming due commencing on the Expansion Commencement Date; subject to the provisions of Paragraph 19(ff) of the Lease; except that the aggregate abatement of Base Rent with respect to the First Refusal Space shall be an amount equal to the product of (y) the sum of the first seven (7) monthly installments of Base Rent coming due and payable with respect to the First Refusal Space using a Base Rent rate of $20.00 per square foot of rentable area per annum multiplied by (z) a fraction, the numerator of which is the number of full calendar months, plus the fraction of any partial calendar months, remaining in the Initial Term, measured from the Expansion Commencement Date, and the denominator of which is 84.

v. The First Refusal Space shall become part of the Premises and shall be leased to Tenant for the remaining portion of the term of the lease of the Premises upon the terms and conditions (including, without limitation, the same Base Rent rate per square foot of rentable area and the same Base Year as the Original Premises and not the Must-Take Space) as then and thereafter in effect from time to time under the Lease for the balance of the Premises, except as otherwise provided in this subparagraph d.

vi. Tenant’s Proportionate Share shall be adjusted to reflect Tenant’s lease of the First Refusal Space.

vii. Tenant shall be entitled to additional unreserved, unassigned parking spaces in the parking garage serving the Building at a ratio of 3 spaces for every 1,000 square feet of Rentable Area in the First Refusal Space. Landlord shall use reasonable efforts to provide Tenant with an additional two (2) spaces for every 1,000 square feet of Rentable Area in the First Refusal Space; provided, however, that Landlord reserves the right to terminate Tenant’s rights to any such additional spaces at any time and from time to time in Landlord’s sole discretion.

viii. Landlord and Tenant agree to enter into an amendment to the Lease to document the exercise of the First Refusal Right within thirty (30) days after Landlord’s receipt of the Acceptance Notice; provided, however, the parties agree that in the event an amendment is not so entered into, the provisions of this First Refusal Right and the exercise of same by Tenant pursuant to the Acceptance Notice shall be enforceable in accordance herewith.

e. If Tenant duly and timely delivers to Landlord its Acceptance Notice within such ten (10) business day period in accordance with this Special Stipulation and such Acceptance Notice is delivered to Landlord after the fourth (4th) anniversary of the Phase II Commencement Date, then the following terms shall apply:

i. Tenant must accept the material terms and conditions upon which such third party tenant prospect proposes to lease such First Refusal Space from Landlord including, without limitation, lease term, base rental, additional rental, Base Year, Landlord’s security for Tenant’s performance of the lease terms monetary concessions, rental abatement and agreement for tenant improvements.

ii. Landlord and Tenant shall, within thirty (30) days after Landlord’s receipt of Tenant’s Acceptance Notice, execute an amendment to this Lease with respect to the portion of the First Refusal Space to be leased by Tenant which conforms to the material terms and conditions set forth in the Offer Notice; provided, however, the parties agree that in the event an amendment is not so entered into, the provisions of this First Refusal Right and the exercise of same by Tenant shall be enforceable in accordance herewith.

iii. Tenant’s Proportionate Share shall be adjusted to reflect Tenant’s lease of the First Refusal Space.

f. If Tenant does not duly and timely deliver to Landlord its Acceptance Notice within the aforesaid ten (10) business day period in accordance with this Special Stipulation, then Tenant shall be deemed to have elected not to accept Landlord’s offer set forth in the subject Offer Notice, and Tenant’s rights with respect to the First Refusal Space shall terminate and be of no further force or effect and Landlord shall be free to enter into a lease with a prospective tenant with respect to all or any part of the First Refusal Space that was the subject of such Offer Notice; provided, however, that if Landlord and such prospective tenant, or affiliate thereof, have not executed and delivered a lease with respect to such First Refusal Space within one hundred eighty (180) days after the expiration of Tenant’s ten (10) business day acceptance period described in subparagraph b. above, or if Landlord subsequently changes by more than seven and one-half percent (7 1/2%) any of the material terms and conditions set forth in the offer upon which such tenant prospect proposes to lease such space (which material terms shall be limited to decreases in the Lease Term or Base Rental rate, extensions of the Operating Costs Base Year [which shall not be subject to the foregoing percentage], and any increases in monetary concessions, rent abatements or the improvement allowance), then the provisions of this Special Stipulation shall be reactivated with respect to such First Refusal Space and Landlord shall again be required to submit an Offer Notice to Tenant, and Tenant must again not elect to accept the Offer Notice from Landlord, before Landlord will be entitled to enter into any such lease with such prospect. Notwithstanding the foregoing, following timely execution and delivery of such lease by Landlord and such third party tenant, Tenant’s rights under this Paragraph or otherwise under the Lease shall be subject and subordinate to the rights and options of the third party tenant under such lease, including, without limitation, any expansion, extension or renewal options or other rights of such third party set forth therein.

g. Tenant’s rights under this Special Stipulation are and shall be subject and subordinate to the rights and option of tenants under other leases of portions of the Building and their successors or assigns, as such rights and options exist on the Effective Date. Accordingly, Landlord shall not be obligated to give Tenant an Offer Notice prior to or in conjunction with the exercise of any such rights or options. Furthermore, Landlord shall have the right to enter into a lease of all or a portion of First Refusal Space with a tenant or subtenant other than Tenant occupying such space on the date such space would otherwise become available for lease without first being required to submit an Offer Notice to Tenant, and such lease with any such occupant shall be superior to, but shall not have the effect of terminating, Tenant’s rights under this Special Stipulation. Tenant acknowledges that Landlord may make simultaneous offers to lease any portion of First Refusal Space to Tenant and to any tenant holding such superior rights (and any such Offer Notice shall state such superior rights), and thus if the tenant holding such superior rights elects to accept such offer from Landlord, Landlord will not be bound by its offer to Tenant.

h. Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to exercise any right or option under this Special Stipulation, nor shall Landlord have any obligation to submit an Offer Notice to Tenant with respect to any portion of First Refusal Space before entering into a third party lease with respect thereto, or to enter into any lease of any portion of First Refusal Space with Tenant, at any time after which

(i) a default is continuing with respect to Tenant under this Lease beyond applicable notice and cure periods, (ii) this Lease is not in full force and effect, (iii) Tenant has assigned this Lease or has entered into a sublease with respect to all or more than forty (40%) of the Premises (which, for purposes of calculating such 40%, shall be deemed to include the Must-Take Space) other than with a Permitted Transferee or a Contractor Subtenant, or (iv) Tenant is in default under any other written agreement with Landlord with respect to the Project beyond applicable notice and cure periods.

8. Option to Extend Term. Landlord grants to Tenant two (2) options to extend the Lease Term upon and subject to the following terms and conditions:

a. The period of extension for the first option shall be five (5) years, commencing at 12:01 a.m. Atlanta, Georgia time on first day following the date specified as the Expiration Date of this Lease and ending at midnight Atlanta, Georgia time on the fifth (5th) anniversary of the Expiration Date (such option being hereinafter referred to as the “First Extension Option” and its period hereinafter referred to as the “First Extension Period”), and the period of extension for the second option shall be five (5) years, commencing at 12:01 a.m. Atlanta, Georgia time on the first day following the last day of the First Extension Period and ending at midnight Atlanta, Georgia time on the day immediately preceding the tenth (10th) anniversary of the Expiration Date (such option being hereinafter referred to as the “Second Extension Option” and its period hereinafter referred to as the “Second Extension Period”) (the First Extension Option and the Second Extension Option are sometimes hereinafter referred to, collectively, as the “Extension Options” and, individually, as an “Extension Option”; and the First Extension Period and the Second Extension Period are sometimes hereinafter referred to, collectively, as the “Extension Periods” and, individually, as an “Extension Period”).

b. Tenant must exercise the First Extension Option by written notice to Landlord given at least three hundred sixty-five (365) days, but not more than four hundred fifty-five (455) days, before the Expiration Date (hereinafter referred to as the “First Extension Option Notice”). Tenant must exercise the Second Extension Option by written notice given at least three hundred sixty-five (365) days, but not more than four hundred fifty-five (455) days, before the end of the First Extension Period (hereinafter referred to as the “Second Extension Option Notice”; the First Extension Option Notice and the Second Extension Option Notice are sometimes herein referred to, generically, as an “Extension Option Notice”). If Tenant fails timely to give the First Extension Option Notice, both the First Extension Option and the Second Extension Option shall lapse unexercised. If Tenant fails timely to give the Second Extension Option Notice, the Second Extension Option shall lapse unexercised.

c. Tenant may exercise the Extension Option as to (w) all of the Must-Take Space, or (x) all of the Phase II Premises, or (y) all of the Must-Take Space and the Phase I Premises, or (z) the Original Premises, or (aa) all of the Original Premises, plus any additional space taken by Tenant after the Phase I Commencement Date (excluding the Must-Take Space), or (bb) the Original Premises, plus any additional space taken by Tenant after the Phase I Commencement Date and the Must-Take Space (collectively referred to herein as the “Entire Premises”), provided, however, that the election by Tenant to take less than the Entire Premises, as provided above, must be set forth in the Exercise Notice and shall be subject to satisfaction of each of the following conditions:

i. If Tenant fails to designate in the Exercise Notice the portion of the Premises to be extended, then Tenant’s Extension Option Notice shall be null and void and of no further force or effect whatsoever; and

ii. In no event will Tenant be permitted to exercise the Extension Option with respect to the Premises Phase I only or any fraction of the Must-Take Space.

d. If Tenant duly and timely delivers to Landlord the Exercise Notice as set forth in subparagraph b. above and the Exercise Notice designates all or such portion of the Premises to be extended, then the terms and conditions of this Lease, as it may have been amended from time to time, shall remain in full force and effect during the applicable Extension Period, except that annual Base Rent per square foot of rentable area of the Premises leased by Tenant during the Extension Period shall be adjusted at the commencement of the applicable Extension Period to ninety-five percent (95%) of the then “Prevailing Market Rate” (as hereinafter defined).

e. “Prevailing Market Rate” shall mean the then prevailing market rate for monthly rental for leases of second (2nd) generation space in the Market Area comparable to the renewal of the lease of the Premises (or the portion thereof, as applicable) and for a term equal to the term of the Extension Period, taking into account the length of the noncancellable lease term, rental concessions, the size of the space, the age and condition of the Building, the location of the Building, the amenities of the Building, the allowance for improvements, the pass through of operating expenses, taxes and insurance, the creditworthiness of Tenant, parking fees, and the residual value of existing improvements. The Prevailing Market Rate shall be determined between Landlord and Tenant by mutual agreement; however, if Landlord and Tenant cannot agree, the Prevailing Market Rate shall be established in the manner specified for determining Prevailing Market Rate contained in subparagraph f. below.

f. Within thirty (30) days after Tenant has exercised the Extension Option, Landlord shall advise Tenant, in writing, of its determination of the Prevailing Market Rate, on a per square foot basis, as of the beginning of the Extension Period. Within ten (10) business days after receipt of Landlord’s determination of the Prevailing Market Rate, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Prevailing Market Rate specified by Landlord. Failure to accept or reject in writing the Prevailing Market Rate specified by Landlord within such ten (10) business day period shall be deemed acceptance by Tenant. If Tenant rejects the Prevailing Market Rate determined by Landlord, Tenant shall specify in such notice Tenant’s determination of the Prevailing Market Rate, together with Tenant’s selection of an Appraiser (as defined below), who shall act on Tenant’s behalf in determining the Prevailing Market Rate. Within ten (10) business days after Landlord’s receipt of Tenant’s selection of an Appraiser, Landlord, by written notice to Tenant, shall designate an Appraiser, who shall act on Landlord’s behalf in the determination of the Prevailing Market Rate. Within thirty (30) days after the selection of Landlord’s Appraiser, the two Appraisers shall render a joint written determination of the Prevailing Market Rate. If the two Appraisers are unable to agree upon a joint written determination within said thirty (30) day period, each Appraiser shall render his or her own written determination and the two Appraisers shall select a third Appraiser within such thirty (30) day period. Within thirty (30) days after the appointment of the third Appraiser, the third Appraiser shall select one of the determinations of the two Appraisers originally selected, without modification or qualification. All Appraisers selected in accordance with this subsection shall have at least ten (10) years prior experience in the metropolitan Atlanta commercial office leasing market, shall be licensed and certified appraisers, and shall be members of one or more of the National Association of Industrial and Office Properties, American Institute of Real Estate Appraisers, the local Board of Realtors, the State Bar of Georgia or similar professional organization (herein defined as “Appraiser”). If either Landlord or Tenant fails or refuses to select an Appraiser, the other Appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this subparagraph for purposes of determining the Monthly Rental under the Lease for the Extension Period. Landlord shall bear the fees and expenses of its Appraiser; Tenant shall bear the fees and expenses of its Appraiser; and Landlord and Tenant shall share equally the fees and expenses of the third Appraiser, if any.

g. At least thirty (30) days before the commencement of the applicable Extension Period, Landlord and Tenant agree to enter into an amendment to the Lease to document the exercise of the Extension Option; provided, however, the parties agree that in the event an amendment is not so entered into, the provisions of this Extension Option and the exercise of same by Tenant shall be enforceable in accordance herewith.

h. Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to exercise an Extension Option under this Special Stipulation, nor shall Landlord have any obligation to enter into a lease for an Extension Period with Tenant, at any time after which (i) a default is continuing with respect to Tenant under this Lease following the expiration of applicable notice and cure periods, (ii) this Lease is not in full force and effect, (iii) Tenant has assigned this Lease or has entered into a sublease of all the Premises, except with regard to a Permitted Transferee or a Contractor Subtenant, or (iv) Tenant is in default under any other written agreement with Landlord for the Project beyond any applicable notice and cure periods.

9. Card Reader Access System. Subject to the applicable terms and provisions of this Lease, Tenant shall be permitted to install a security card reader access system at the entrances to the Premises and to connect such security card reader access system to the Building’s security system; provided, (i) Tenant shall be solely responsible, at Tenant’s sole cost and expense, for causing Tenant’s security system to be and remain compatible with the Building’s security system from time to time, and (ii) Tenant shall provide Landlord with not less than five (5) cards and/or other means of access in and to the Premises at all times during the Lease Term. Notwithstanding anything herein to the contrary, neither Landlord nor Landlord’s security service shall be obligated to investigate any breach of the card reader access system, nor shall Landlord’s security be responsible for any damage or theft in the Premises as a result of any such breach.

SCHEDULE 1 TO EXHIBIT F

SUPPLEMENTAL EQUIPMENT & ELECTRICAL REQUIREMENTS

This Schedule 1 and all equipment installed in accordance herewith are subject to Landlord’s prior written approval of the plans and specifications for any such installations and equipment, which approval shall not be unreasonably withheld. Any item installed in the Building in accordance with this Schedule 1 shall be deemed to be Supplemental Equipment and shall be subject to all the terms and conditions set forth in the Lease, including, without limitation, Paragraph 5 of Exhibit F, and accordingly shall be installed, maintained, repaired, and removed at Tenant’s sole cost and expense pursuant to the plans approved by Landlord. In the event of any conflict between the Lease and this Schedule 1, the Lease shall control.

The Phase I Premises and Phase II Premises

Mechanical

•	25 tons of condenser water capacity per floor for supplemental cooling, and

•	Roof rights to install 25 tons of cooling equipment (dry coolers, condensers)

The installation of said cooling equipment will be subject to structural limitations.

Electrical

•	Power allowances

•	Lighting - 1.2 watts per RSF

•	General purpose power - 5 watts per RSF

•	Access to bus duct risers to provide new bus taps as required to support Tenant’s build out. All bus plug risers will be made available for Tenant’s build out and Tenant may utilize any available bus plugs located on the floors of the Premises and subject to sub-metering as required by lease terms. Such bus plugs shall be maintained through the term of the Lease as follows: Tenant shall be responsible for replacing fuses and Landlord shall be responsible for all other maintenance and/or testing as recommended by the manufacturer of such bus plugs.

•	Allow light fixture selections comparable to the existing light fixture types currently installed in the Must-Take Space

•	Tenant may use that portion of the Phase I Premises located on the first (1st) floor of the Building (“Suite 186”) for the purpose of installing panels, automatic transfer switches and UPS unit (with internal sealed batteries). Equipment to be mounted on 4” high concrete equipment pads.

•	Tenant may remove (and replace with materials reasonably approved by Landlord) not more than two (2) exterior window panes in Suite 186 for the purpose of allowing conduit/piping entry from the exterior, provided that such conduit/piping is camouflaged to Landlord’s reasonable satisfaction, at Tenant’s sole cost and expense, and further in accordance with Paragraph 5.g. of Exhibit F.

•	Tenant may install up to four (4) new over-current devices (circuit breakers) in the base Building switchboard SBE (2,500 amp). Tenant may remove abandoned over-current devices at Tenant’s sole cost and expense, subject to identification and approval by Landlord.

•	Tenant may install two (2) exterior condenser units mounted on an approximate 8’x8’ pad, and a concrete pad for the dry cooler plus duel pump package of 13’-4” x 4’-8”, such pads to be located in the landscaped area adjacent to the existing Simmons tenant generator.

F-1-1

•	Tenant may convert the wet pipe sprinkler system, located within Suite 186, to a dual action double interlock dry pipe sprinkler system to serve equipment room in Suite 186.

•	Provided same does not detract from the overall appearance of the Building in Landlords reasonable opinion, Tenant shall have the right to apply a break resistant type film, and window tinting as may be needed, to the Suite 186 perimeter glass for security purposes.

•	Tenant may install a satellite dish (no more than 4 feet in diameter) on the roof of the Building. The installation of Tenant’s satellite dish will be subject to structural limitations.

•	Tenant shall have the right to disconnect and remove electrical service, panels and conduit/wiring located in the 3rd floor electrical room (feeding 100 amp circuit breaker and corresponding panels) of the Phase II Premises in order to install new panels. Tenant to have the right to reuse all electrical panels, and transformers located on the 3rd floor secondary electrical rooms of the Phase II Premises. This excludes certain Building service and systems currently located in the electrical closets on the 3rd floor of the Building.

The Must-Take Space

Right to retain all existing UPS, generator and supplemental cooling equipment, which would be Tenant’s responsibility to remove upon Lease expiration.

Mechanical

•	A total of 50 tons of condenser water capacity to serve floors 4 & 5; and

•	Roof rights to install 45 tons of cooling equipment (dry coolers, condensers).

The installation of said cooling equipment will be subject to structural limitations.

Electrical

•	Power allowances

•	Lighting - 1.2 watts per RSF

•	General purpose power - 5 watts per RSF

•	Access to bus duct risers to provide new bus taps as required to support Tenant’s build out. All bus plug risers will be made available for Tenant’s build out and Tenant may utilize any available bus plugs located on the floors of the Premises and subject to sub-metering as required by lease terms. Such bus plugs shall be maintained through the term of the Lease as follows: Tenant shall be responsible for replacing fuses and Landlord shall be responsible for all other maintenance and/or testing as recommended by the manufacturer of such bus plugs.

•	Twelve (12) additional 4” conduits and four (4) 1” conduits for controls from the generator pad up to the Tenant’s Premises on the 4th floor. There would be no charge for the use of any existing available conduit. The cost to install any non-existing conduit can be paid from the Tenant Improvement Allowance to the extent available. Conduits shall traverse up through a new shaft. Such new shaft will be comprised of approximately thirty (30) rentable square feet on the second (2nd) floor of the Building, to be taken directly adjacent to the Building core walls for the purposes of vertical routing of mechanical and electrical systems. Such new shaft will be separated from the tenant space by gypsum wallboard assembly creating a chase within. The location of such new shaft is depicted on Schedule 3 to this Exhibit F. Tenant will make all efforts to construct the chase in a manner that minimizes impact to the usable square footage of the second (2nd) floor of the Building.

F-1-2

Generator Requirements

Tenant shall have two of the four options below to maintain and/or upgrade each of the two (2) generators currently utilized by Tenant (in each option, the underground electrical feeds, over-current device and conduit / wires, would require re-working to support the generator changes). Regardless of the options selected by Tenant, Tenant shall have a right to maintain up to two (2) generators, with a maximum generating capacity of two (2) MW, during the Term of the Lease and any extension thereof. Each of these options should be read while viewing the sketch attached as Schedule 2 to Exhibit F which details the current configuration:

Option #1

•	Rework (increase) the pad layout and remove Tenant’s existing generator #2 and replace with a new generator. Maximum generator capacity shall be 1MW. This is subject to meeting all required clearances and maintaining Landlord clearances around loading dock.

Option #2

•	Locate a new generator in area adjacent to Tenant’s existing generator #2. Remove or rework existing pad labeled Option #1. Larger generator will possibly require some of the area in the parking space that Option #1 occupies. Maximum generator capacity shall be 1MW. This is subject to meeting all required clearances and maintaining Landlord clearances around loading dock.

Option #3

•	Subject to meeting required clearances from Georgia Power equipment (transformers), rework (increase) the pad layout and remove Tenant’s existing generator and replace with a new generator. Maximum generator capacity shall be 1MW. This is subject to meeting all required clearances and maintaining Landlord clearances around loading dock.

Option #4

•	Remove Tenant’s existing generator #1 and replace with a new generator in the open area depicted by the Option #4 label. Maximum generator capacity shall be 1MW.

F-1-3

SCHEDULE 2 TO EXHIBIT F

GENERATOR OPTIONS

F-1-1

SCHEDULE 3 TO EXHIBIT F

DEPICTION OF LOCATION OF SHAFT SAPCE

F-2-1

SCHEDULE 3 TO EXHIBIT F

DEPICTION OF LOCATION OF SHAFT SAPCE

F-2-2

SCHEDULE 3 TO EXHIBIT F

DEPICTION OF LOCATION OF SHAFT SAPCE

F-2-3

EXHIBIT G

GUARANTY

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”) is entered into this                      day of                     , 20    , by the undersigned, DELL INC., a Delaware corporation (hereinafter referred to as “Guarantor”), in favor of TEACHERS CONCOURSE, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”).

In consideration of, and as an inducement for, the granting, execution and delivery of that certain Office Lease dated April                     , 2012 (the “Lease”), by and between Landlord and SecureWorks, Inc., a Georgia corporation (“Tenant”, any references herein to Tenant shall include Tenant’s successors and assigns), and in further consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Landlord to the undersigned, Guarantor, jointly and severally, if more than one, does hereby unconditionally guarantee to Landlord and its successors, successors-in-title and assigns (a) the full and prompt payment and performance of any and all obligations of Tenant to Landlord when due, whether by acceleration or otherwise, with such interest as may accrue thereon, under the Lease, and (b) the full and prompt payment and performance of any and all other obligations of Tenant to Landlord under any other documents or instruments now or hereafter evidencing, securing, or otherwise relating to the obligations evidenced by the Lease (said other documents and instruments are hereinafter referred to collectively as the “Lease Documents”). Guarantor does hereby agree that if payment under the Lease is not made by Tenant in accordance with its terms, or if any and all sums which are now or may hereafter become due from Tenant to Landlord under the Lease Documents are not paid by Tenant in accordance with their terms, then following the expiration of applicable notice and cure periods in the Lease and Guarantor’s receipt of written notice of same, Guarantor will immediately make such payments.

Guarantor further agrees to pay Landlord all expenses (including reasonable attorneys’ fees actually incurred by Landlord) paid or incurred by Landlord in endeavoring to collect the indebtedness evidenced by the Lease or the Lease Documents, to enforce the obligations of Tenant guaranteed hereby, or any portion thereof, or to enforce this Guaranty.

Guarantor hereby consents and agrees that Landlord may at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration; modify the terms of the Lease or the Lease Documents; extend or renew the Lease for any period; grant releases, compromises, and indulgences with respect to the Lease or the Lease Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any Guarantor or any other guarantor of the Lease, or any other of the Lease Documents; or take or fail to take any action of any type whatsoever, so long any such action/inaction is performed in accordance with the applicable terms of the Lease. No such action which Landlord shall take or fail to take in connection with the Lease or the Lease Documents, or any of them, or any security for the payment of the indebtedness of Tenant to Landlord or for the performance of any obligations or undertakings of Tenant, nor any course of dealing with Tenant or any other person, shall release Guarantor’s obligations hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Landlord. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, assignments and modifications of the Lease or the Lease Documents, and any and all references herein to the Lease or the Lease Documents shall be deemed to include any such renewals, extensions, amendments, consolidations, assignments or modifications thereof. This Guaranty unconditionally guarantees the performance of all obligations to Landlord made on behalf of Tenant by any officer, partner, or agent of Tenant, in connection with the Lease or the Lease Documents.

Guarantor hereby waives and agrees not to assert or take advantage of (a) any claim that the statute of limitations (in any action hereunder or for the collection of the indebtedness or the performance of any obligation hereby guaranteed) commenced at any time prior to the date of the expiration of applicable notice and cure periods applicable to the default of Tenant which gives rise to such action; (b) any defense that may arise by reasons of the incapacity, lack of authority, death, or disability of Guarantor or any other person or entity, or the failure of Landlord to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding)

of Tenant or any other person or entity; (c) any defense based on the failure of Landlord to give notice of the existence, creation, or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any other person whomsoever, in connection with any obligation hereby guaranteed; (d) any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both; (e) any defense based upon failure of Landlord to commence an action against Tenant, including without limitation the provisions of O.C.G.A. Section 10-7-24, as amended; (f) any duty on the part of Landlord to disclose to Guarantor any facts it may now or hereafter know regarding Tenant; (g) acceptance or notice of acceptance of this Guaranty by Landlord; (h) notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed; (i) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed; (j) any and all other notices whatsoever to which Guarantor might otherwise be entitled; and (k) any defense based on lack of due diligence by Landlord in collection or protection of or realization upon any collateral securing the indebtedness evidenced by the Lease.

This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person, nor against securities or liens available to Landlord, its successors, successors-in-title, endorsees, or assigns. Guarantor waives any right to require that an action be brought against Tenant or any other person or to require that resort be had to any security deposit or to any commitment deposit or credit on the books of Landlord in favor of Tenant or any other person. In the event of a default under the Lease or the Lease Documents, or any of them, following the expiration of applicable notice and cure periods, Landlord shall have the right to enforce its rights, powers, and remedies thereunder or hereunder or under any other instrument now or hereafter evidencing, securing, or otherwise relating to the transactions contemplated by the Lease or the Lease Documents, in any order, and all rights, powers, and remedies available to Landlord in such event shall be nonexclusive and cumulative of all other rights, powers, and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Landlord upon the occurrence of a default under the Lease or the Lease Documents (and the lapse of any applicable cure periods, if any), at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Landlord may have, including, but not limited to re-entry, eviction, cure, termination, acceleration of rentals, or exercise of remedies against personal property. If the indebtedness guaranteed hereby is partially paid by reason of the election of Landlord, its successors, endorsees, or assigns, to pursue any of the remedies available to Landlord, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the indebtedness guaranteed hereby even though any rights which Guarantor may have against Tenant may be destroyed or diminished by the exercise of any such remedy. Until all of the obligations of Tenant to Landlord have been paid and performed in full, Guarantor shall have no right of subrogation to Landlord against Tenant, and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant and any rights to participate in any security for the Lease.

Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from Tenant or from Guarantor or realized from any security in such manner and in such priority as Landlord, in its sole judgment, shall see fit to the indebtedness, obligations, and undertakings which are the subject of this Guaranty.

The books and records of Landlord showing the accounts between Landlord and Tenant shall be admissible in evidence in any action or proceeding hereon as prima facie proof of the items set forth therein.

Guarantor acknowledges that this Guaranty, the Lease and the Lease Documents were negotiated, executed and delivered in the State of Georgia, and shall be governed and construed in accordance with the law of the State of Georgia.

Guarantor hereby (a) submits to personal jurisdiction in the State of Georgia for the enforcement of this Guaranty, and (b) waives any and all personal rights under the law of any state to object to jurisdiction within the State of Georgia for the purposes of litigation to enforce this Guaranty. Nothing contained herein, however, shall prevent Landlord from bringing any action or exercising any rights against any security and against Guarantor personally, and against any property of Guarantor, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the law of the State of Georgia shall govern the rights and obligations of Guarantor and Landlord hereunder or of the submission herein made by Guarantor to personal jurisdiction within the State of Georgia. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the law of the State of Georgia.

Each Guarantor warrants and represents to Landlord that any and all financial statements heretofore delivered by him to Landlord are true and correct in all material respects as of the date hereof.

Each Guarantor severally waives, for himself and family, any and all homestead and exemption rights which any of them or the family of any of them may have under or by the virtue of the Constitution or the laws of the United States of America or of any state as against this Guaranty, any renewal hereof, or any indebtedness represented hereby, and does jointly and severally transfer, convey, and assign to Landlord a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay all amounts due hereunder in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Landlord a sufficient amount of property or money set apart as exempt to pay the indebtedness guaranteed hereby, or any renewal thereof, and does hereby, jointly and severally, appoint Landlord the attorney-in-fact for each of them, to claim any and all homestead exemptions allowed by law.

If a claim is ever made upon Landlord in connection with any bankruptcy proceeding, assignment for the benefit of creditors or similar proceeding for the repayment or recovery of an amount or amounts received by Landlord in payment of any of the liabilities or obligations guaranteed hereby and Landlord repays to Tenant or Guarantor or to a trustee or judicial body on behalf of the Tenant or Guarantor all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Landlord or any of its property, or (b) any settlement or compromise of any such claim effected by Landlord with any such claimant (including Tenant), then in such event Guarantor agrees that such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation hereof or the cancellation of the Lease or any other of the Lease Documents, and Guarantor shall be and remain obligated to Landlord hereunder for the amount so repaid to the same extent as if such amount had never originally been received by Landlord.

This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or any officer or agent of Landlord, except by writing signed by a duly authorized officer of Landlord and bearing the seal of Landlord. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid, all obligations and undertakings of Tenant under, by reason of, or pursuant to the Lease and the Lease Documents have been completely performed, and Landlord shall have furnished to Guarantor a written release.

Any and all notices, elections, or demands permitted or required to be made under this Guaranty shall be in writing, signed by the party giving such notice, election, or demand, and shall be delivered personally, or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of such notice shall be the date of personal service or the date on which the notice is deposited in the mail.

For the purposes of this Guaranty:

The address of Landlord is:

Teachers Concourse, LLC

c/o Cousins Properties Services LLC

Five Concourse Parkway

Suite 1200

Atlanta, Georgia 30328-6111

Attn: Property Group Manager

With a copy to:

Parker, Hudson, Rainer & Dobbs LLP

285 Peachtree Center Avenue, N.E., Suite 1500

Atlanta, Georgia 30303

Attn: Leasing Partner

The address of Guarantor is:

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Facilities Department, Executive Director

With a copy to:

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Legal Department, Americas Real Estate

The provisions of the Guaranty shall be binding upon each Guarantor and his successors, successors-in-title, heirs, legal representatives, and assigns and shall inure to the benefit of Landlord, its successors, successors-in-title, heirs, legal representatives, and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the death of Tenant or Guarantor, if individuals, or by reason of dissolution of Tenant or Guarantor, if Tenant or Guarantor is a corporation or partnership. If there is more than one Guarantor, liability under this Guaranty shall be joint and several. Each reference herein to Tenant shall include Tenant’s successors and assigns.

If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.

This Guaranty is assignable by Landlord, and any assignment hereof or any transfer or assignment of the Lease and the Lease Documents by Landlord shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Landlord.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty under seal by its duly authorized representatives as of the                      day of                     , 20    .

DELL INC., a Delaware corporation

By:
Witness	Print Name:
Title:

Guarantor’s Federal Employment ID: 74-2487834

EXHIBIT H

MODEL SNDA

[NEW YORK MODEL FORM]

After Recording Please Return To:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement” is entered into as of                     ,          (the “Effective Date”), between                     , a                     , whose address is                                          (“Mortgagee”), and                     , a                     , whose address is                                          (“Tenant”), with reference to the following facts:

A.                     , a                     , whose address is                                          (“Landlord”), owns the real property located at                                          (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”, as more particularly described in Schedule A.

B. Mortgagee has made a loan to Landlord in the original principal amount of $            (the “Loan”).

C. To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain Deed to Secure Debt, Assignment and Security Agreement dated                     ,         , in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) [to be] recorded [on                     , at Book                     , Page             ,] in the Office of the Clerk of the Superior Court of                     County, Georgia (the “Land Records”).

D. Pursuant to a Lease, dated as of                     ,         , as amended on                     ,          and                     ,          (the “Lease”); Landlord demised to Tenant [a portion of] Landlord’s Premises (“Tenant’s Premises”). Tenant’s Premises are commonly known as                                         .

[E. A memorandum or short form of the Lease [is to be recorded in the Land Records prior to the recording of this Agreement.] [was recorded in the Land Records on                     , at Book                     , Page             .]

F. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

1.1 Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2 Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3 Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4 Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5 Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6 Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7 Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2. Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3. Nondisturbance, Recognition and Attornment.

3.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”, Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2 Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall, upon Tenant’s receipt of notice that Successor Landlord has taken title to Landlord’s Premises, recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

4. Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment; provided that Successor Landlord shall assume, on the date of attornment, Former Landlord’s obligations to correct any defaults under the Lease of any ongoing and continuous nature arising prior to the date of attornment. The foregoing shall not limit Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment.

4.2 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation.”

4.4 Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent if such modification or amendment (i) materially reduces the rights of Landlord or materially increases the obligations of Landlord, or (ii) materially increases the rights of Tenant or materially reduces the obligations of Tenant. Execution by Tenant of Tenant’s Commencement Letter (attached as Exhibit E to the Lease) is not considered a modification or amendment of the Lease.

4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant made without Mortgagee’s written consent, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6 Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord, except as expressly provided for in Schedule B. (if any) attached to this Agreement.

5. Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Mortgagee’s Right to Cure.

6.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2 Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee at Mortgagee’s sole option, will have the same time periods available to Landlord under the Lease to cure such alleged default and so long as the notices (no less than 2 notices) required under the Lease are delivered to Mortgagee (and Mortgagee is afforded the same time periods provided under the Lease for cure of the and/or which rights of setoff which would arise under the Lease. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3 Extended Cure Period. [Intentionally deleted.]

7. Confirmation of Facts.

Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

7.1 Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2 Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3 No Landlord Default. To Tenant’s current, actual knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4 No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5 No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6 Effective Date of the Lease. The “Effective Date” of the Lease was                     .

7.7 Acceptance. Except as set forth in Schedule B (if any) attached to this Agreement: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.

7.8 No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9 Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8. Miscellaneous.

8.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

8.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

8.5 Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Georgia, excluding its principles of conflict of laws.

8.7 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

8.8 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9 Mortgagee’s Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, this Agreement has been duly executed and sealed by Mortgagee and Tenant as of the Effective Date.

MORTGAGE

Signed, sealed and delivered in the presence of:	,
a

By:
Unofficial Witness	Name:
Title:
Notary Public	[BANK SEAL]
[Affix Notarial Seal]

TENANT

Signed, sealed and delivered in the presence of:	,
a corporation

By:
Unofficial Witness	Name:
Title:
Notary Public	[CORPORATE SEAL]
[Affix Notarial Seal]

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD

Signed, sealed and delivered in the presence of:	,
a corporation

By:
Unofficial Witness	Name:
Title:
Notary Public	Dated: ,

[Affix Notarial Seal]	[CORPORATE SEAL]

GUARANTOR’S CONSENT

Each of the undersigned, a guarantor of Tenant’s obligations under the Lease (a “Guarantor”), consents to Tenant’s execution, delivery and performance of the foregoing Agreement. From and after any attornment pursuant to the foregoing Agreement, that certain Guaranty dated                     ,          (the “Guaranty”) executed by Guarantor in favor of shall automatically benefit and be enforceable by Successor Landlord with respect to Tenant’s obligations under the Lease as affected by the foregoing Agreement. Successor Landlord’s rights under the Guaranty shall not be subject to any defense, offset, claim, counterclaim, reduction or abatement of any kind resulting from any act, omission or waiver by any Former Landlord for which Successor Landlord would, pursuant to the foregoing Agreement, not be liable or answerable after an attornment. The foregoing does not limit any waivers or other provisions contained in the Guaranty. Guarantor confirms that the Guaranty is in full force and effect and Guarantor presently has no offset, defense (other than any arising from actual payment or performance by Tenant, which payment or performance would bind a Successor Landlord under the foregoing Agreement), claim, counterclaim, reduction, deduction or abatement against Guarantor’s obligations under the Guaranty.

GUARANTOR

Signed, sealed and delivered in the presence of:	,
a corporation

By:
Unofficial Witness	Name:
Title:
Notary Public	Dated: ,

[Affix Notarial Seal]	[CORPORATE SEAL]

Attachments:

Schedule A = Description of Landlord’s Premises

Schedule B = Landlord’s Construction-Related Obligations

SCHEDULE A

Description of Landlord’s Premises

SCHEDULE B

Construction-Related Obligations

A. Construction-Related Obligations Remaining to Be Performed as of Effective Date.

[Summarize and Describe]

B. Successor Landlord’s Construction-Related Obligations After Attornment.

[Negotiate and Describe]

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (the “First Amendment”) is made and entered into as of this 31 day of December, 2012 (the “Effective Date”), by and between CONCOURSE OWNER I, LLC, a Delaware limited liability company, as successor in interest to Teachers Concourse, LLC, a Delaware limited liability company (“Landlord”), and SECUREWORKS, INC., a Georgia corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of April 20, 2012 (the “Lease”) for approximately 40,001 rentable square feet of space within the building commonly known as Corporate Center I, One Concourse Parkway, Atlanta, Georgia 30328; and

WHEREAS, Landlord and Tenant now desire to amend the Lease in certain respects, as more particularly hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten Dollars ($10.00) paid by the Landlord to Tenant and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. Relocation of Generators. Notwithstanding anything to the Lease to the contrary, Tenant, at its sole cost and expense, may relocate the existing two (2) generators in use by Tenant, from the current locations identified on Exhibit A to this First Amendment, attached hereto and incorporated herein by this reference, to the new locations identified on Exhibit B to this First Amendment, attached hereto and incorporated herein by this reference. Tenant’s installation and maintenance of the generators in the new locations must comply with all applicable requirements under the Lease. Accordingly, Tenant no longer shall have the right to elect any of Options 1 through 4 in Schedule 1 to Exhibit F of the Lease, which Options and the associated Schedule 2 to Exhibit F of the Lease are hereby deleted and of no further force or effect.

2. Miscellaneous. All capitalized terms used but not defined herein which are defined in the Lease shall have the same meaning herein as in the Lease. Except as expressly amended hereby, the parties hereto do acknowledge and agree that all terms and conditions of the Lease remain in full force and effect and the parties hereby ratify and affirm the Lease as amended herein. Tenant acknowledges and agrees that all covenants and conditions related to the relocation of the generators required to be performed by Landlord under the Lease prior to the date of this First Amendment have been satisfied. This First Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:

CONCOURSE OWNER I, LLC, a Delaware limited liability company

By:	/s/ Maya Tatie
Name:	Maya Tatie
Title:	Vice President

TENANT:

SECUREWORKS, INC., a Georgia corporation

By:	/s/ Dane Parker
Name:	Dane Parker
Title:	Vice President

2

Exhibit A

Existing Locations for Generators

[See attached page]

EXHIBIT A

ORIGINAL LOCATIONS

2

Exhibit B

New Locations for Generators

[See attached page]

EXHIBIT B - NEW LOCATIONS

1 PARTIAL PLAN - 1ST FLOOR

1ST FLOOR PARTIAL PLAN

A3-01

DELL SECUREWORKS

1 CONCOURSE PARKWAY, PHASE 1 - POWER PLANT

Rubio design studio

2

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (the “Second Amendment”) is made and entered into as of this 22 day of July, 2013 (the “Effective Date”), by and between CONCOURSE OWNER I, LLC, a Delaware limited liability company, as successor in interest to Teachers Concourse, LLC, a Delaware limited liability company (“Landlord”), and SECURE WORKS, INC., a Georgia corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of April 20, 2012, as amended by that certain First Amendment to Office Lease, dated as of December 31, 2012 (collectively the “Lease”), for approximately 40,001 rentable square feet of space within the building commonly known as Corporate Center I (the “Building”), One Concourse Parkway, Atlanta, Georgia 30328; and

WHEREAS, Landlord and Tenant now desire to amend the Lease in certain respects, as more particularly hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten Dollars ($10.00) paid by the Landlord to Tenant and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the same respective meanings given to such terms in the Lease.

2. Parking Arrangement. Landlord hereby agrees to make one hundred thirty-three (133) additional parking spaces available for use by Tenant’s employees and guests, from and after the date of this Second Amendment (which parking spaces were otherwise to become available to Tenant under the Lease on July 1, 2014; the rights to the parking spaces which have been made available under this Second Amendment are the same parking spaces as the incremental number of parking spaces which Landlord is required to make available under the Lease when Tenant leases the Must-Take Space, on July 1, 2014). However, the exact location of where these one hundred thirty-three (133) additional parking spaces shall be located shall be as follows:

(i)	Twenty (20) of these parking spaces will be located in the parking garage associated with the Building, and the remaining one hundred thirteen (113) of these parking spaces will be located in the parking garage associated with the building known as “Concourse Corporate Center IV (“CC IV”); and

(ii)	Landlord has the right, at any time, with at least thirty (30) days prior written notice to Tenant, to relocate all or any number or combination of these one hundred thirteen (113) additional parking spaces to the parking garage serving the Building; to the parking garage serving the building known as “Concourse Corporate Center II (“CC 11”); or in any other parking garage created or built which serve any of CC IV or CC II.

3. Ratification and Binding Effect. Except as expressly modified herein, the Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto. The parties hereby agree that to the best knowledge and belief of the other party as of the date of this Second Amendment, there is currently no default on the part of Landlord or Tenant under the Lease.

4. Miscellaneous. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same agreement.

5. Legal Representatives, Successors and Assigns. This Second Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

6. Georgia Law. This Second Amendment shall be construed and interpreted under the laws of the State of Georgia.

7. Time of Essence. Time is of the essence of this Second Amendment.

8. Landlord’s Notice Address and Payment Address for Rent. (a) Landlord’s notice address shall be, for all purposes under the Lease and this Second Amendment:

Concourse Owner II, LLC

c/o GEM Investors, Inc.

900 North Michigan Avenue

Chicago, Illinois 60611-1575

Attn: Mr. Jonathan Romick and

Mr. Dan Rosenbloom

With a copy to:

Regent Partners, LLC

3344 Peachtree Road, N.E.

Suite 1600

Atlanta, Georgia 30326

Attn: Chief Financial Officer

(b) The payment address for all payments of Rent by Tenant shall be, from and after the date of this Second Amendment, Concourse Owner I, LLC, P. 0. Box 742293, Atlanta, GA 30374-2293.

2

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:

CONCOURSE OWNER 1, LLC,
a Delaware limited liability company

By:	/s/ Maya Tatie
Name:	Maya Tatie
Title:	Vice President

TENANT

SECURE WORKS, INC.,
a Georgia corporation

By:	/s/ Dane Parker
Name:	Dane Parker
Title:	Vice President

3